PURCHASE AND ASSUMPTION AGREEMENT


                                  by and among


                           INTERCOUNTY MORTGAGE, INC.,
                                     Seller


                                       and


                                    CFS BANK,
                                    Purchaser


                                       and


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.,
                                  Seller Parent





                           Dated as of March 11, 1998

                                TABLE OF CONTENTS
                                -----------------


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

1.1      Definitions...........................................................1

                                   ARTICLE II

                          PURCHASE OF PURCHASED ASSETS
                      AND ASSUMPTION OF ASSUMED LIABILITIES
                      -------------------------------------


2.1      Closing Date.........................................................10
2.2      Purchase of Purchased Assets and Assumption
         of Assumed Liabilities...............................................10

                                   ARTICLE III

                           CONSIDERATION AND PAYMENTS
                           --------------------------

3.1      The Purchase Price...................................................10
3.2      Payment of the Estimated Purchase Price..............................11
3.3      Post-Closing Date Calculation and Settlement of
         Final Purchase Price.................................................11

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

4.1      Corporate Organization...............................................12
4.2      Authorization........................................................12
4.3      Subsidiaries.........................................................12
4.4      Seller Financial Statements..........................................12
4.5      Litigation...........................................................13
4.6      Finders or Brokers...................................................13
4.7      Mortgage Banking Licenses and Compliance with Mortgage
         Banking Regulations; Audits and Investigations.......................13
4.8      Real Property........................................................14
4.9      Personal Property....................................................15
4.10     Contracts............................................................16
4.11     Taxes................................................................16
4.12     Non-Contravention....................................................16


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SECTION

4.13     Originator Agreements................................................16
4.14     Absence of Certain Changes...........................................17
4.15     Agreements and Arrangements..........................................18
4.16     Insurance............................................................18
4.17     Pipeline Loans.......................................................19
4.18     [Intentionally Omitted]..............................................19
4.19     Hazardous Materials..................................................19
4.20     Intellectual Property................................................19
4.21     Regulatory Approvals.................................................20
4.22     Labor and Employment Matters.........................................20
4.23     [Intentionally Omitted]..............................................21
4.24     Assets, Investors and Insurers.......................................21
4.25     Good Title...........................................................21
4.26     Marketing, Solicitation and Origination Materials....................21
4.27     Condition of Seller..................................................22
4.28     Adequate Resources...................................................22

                                   ARTICLE IV A

                 REPRESENTATIONS AND WARRANTIES OF SELLER PARENT
                 -----------------------------------------------

4.1A     Corporate Organization...............................................22
4.2A     Authorization........................................................22
4.3A     Seller Parent Financial Statements...................................23
4.4A     Litigation...........................................................23
4.5A     Finders or Brokers...................................................24
4.6A     Non-Contravention....................................................24
4.7A     Regulatory Approvals.................................................24
4.8A     Condition of Seller Parent...........................................24
4.9A     Adequate Resources...................................................24
4.10A    Audits and Investigations............................................25
4.11A    Absence of Certain Changes...........................................25
4.12A    Seller's Representations and Warranties..............................25

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

5.1      Corporate Organization...............................................25
5.2      Authorization........................................................26
5.3      Non-Contravention....................................................26
5.4      Litigation...........................................................26
5.5      Finders or Brokers...................................................27


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


SECTION

5.6      Adequate Resources...................................................27
5.7      Condition of Purchaser...............................................27
5.8      Regulatory Approvals.................................................27

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES
                            ------------------------

6.1      Employee Incentive Payments..........................................27
6.2      Closed Loans and Pipeline Loans......................................28
6.3      Conduct of Business..................................................30
6.4      Lessor Consents and Contract Consents................................31
6.5      Regulatory Approval..................................................32
6.6      Further Assurances; Transitional Matters.............................32
6.7      No Solicitation......................................................33
6.8      Allocation of Purchase Price.........................................33
6.9      Preparation of Closing Date Schedule of Purchased Assets.............33
6.10     Proration of Operating Revenues, Costs and Expenses..................33
6.11     Employees............................................................34
6.12     No Other Liabilities.................................................35
6.13     Non-Solicitation of Customers........................................35
6.14     Use of Existing Marketing, Solicitation and Origination
         Materials of Seller..................................................35
6.15     Maintenance of Resources.............................................35
6.16     Agreement Not to Compete.............................................36
6.17     Pipeline Loan Information............................................36
6.18     Assignment of Trademark and Servicemark..............................36
6.19     Processing, Underwriting and Closing Systems.........................36
6.20     Leased Software......................................................37
6.21     Waiver of Compliance with Bulk Sales Act Procedures..................37
6.22     Transfer Tax.........................................................37
6.23     Audit Opinion........................................................37
6.24     Regulatory Approval..................................................37

                                   ARTICLE VII

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                   ------------------------------------------

7.1      Representations, Warranties and Covenants of Seller
         and Seller Parent....................................................38
7.2      Corporate Resolution.................................................38
7.3      Officer's Certifications.............................................38
7.4      [Intentionally Omitted]..............................................39


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


SECTION

7.5      Opinion of Counsel to Seller and Seller Parent.......................39
7.6      Regulatory Approval..................................................39
7.7      Litigation...........................................................39
7.8      Filings..............................................................40
7.9      Environmental Matters................................................40
7.10     [Intentionally Omitted]..............................................40
7.11     [Intentionally Omitted]..............................................40
7.12     [Intentionally Omitted]..............................................40
7.13     Loan Levels..........................................................40
7.14     Employees............................................................40
7.15     Bill of Sale.........................................................41
7.16     Assignment of Trademark and Servicemark..............................41
7.17     Correspondent Agreement..............................................41
7.18     Escrow and Paying Agent Agreement....................................41
7.19     [Intentionally Omitted]..............................................41
7.20     [Intentionally Omitted]..............................................41
7.21     Certificates of Good Standing........................................41

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF SELLER AND SELLER PARENT
              -----------------------------------------------------

8.1      Representations, Warranties and Covenants of Purchaser...............42
8.2      Opinion of Counsel to the Purchaser..................................42
8.3      Corporate Resolution.................................................42
8.4      Officer's Certification..............................................42
8.5      Regulatory Approval..................................................43
8.6      Litigation...........................................................43
8.7      Filings..............................................................43
8.8      Escrow and Paying Agent Agreement....................................43
8.9      [Intentionally Omitted]..............................................43
8.10     Assumption Agreement.................................................43
8.11     Correspondent Agreement..............................................43

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

9.1      Indemnification by Seller and Seller Parent..........................44
9.2      Indemnification by Purchaser.........................................45
9.3      Limitations on Indemnification.......................................46
9.4      Notice and Settlement of Claims; Payment of Amounts Due..............47
9.5      Record Retention.....................................................49

SECTION


                                    ARTICLE X

                                   TERMINATION
                                   -----------

10.1     Termination of Agreement.............................................49
10.2     Immaterial Breach....................................................50
10.3     Waiver of Right to Terminate.........................................50
10.4     Effect of Termination................................................50

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

11.1     Notification of Mortgagors, Insurance Companies, etc.................51
11.2     Supplementary Information............................................51
11.3     Access to Information................................................51
11.4     No Broker's Fees.....................................................52
11.5     Further Assurances...................................................52
11.6     Survival.............................................................53
11.7     Governmental Authorities; Laws and Severability......................53
11.8     Form of Payment to be Made...........................................53
11.9     Payment of Costs.....................................................53
11.10    Notices..............................................................53
11.11    Successors and Assigns...............................................55
11.12    Third-Party Beneficiaries............................................55
11.13    Counterparts.........................................................55
11.14    Governing Law........................................................55
11.15    Entire Agreement; Amendments.........................................55
11.16    Consents of Third Parties............................................56
11.17    Confidentiality......................................................56
11.18    Press Releases.......................................................57
11.19    Exhibits and Schedules and Headings..................................57
11.20    Qualifications to Representations....................................57
11.21    Material Adverse Change..............................................58

Exhibit A                  Seller Financial Statements
Exhibit B                  Underwriting Guidelines of Seller
Exhibit C                  Form of Opinion of Counsel of Seller
Exhibit D                  Form of Opinion of Counsel of Seller Parent
Exhibit E                  Form of Opinion of Counsel of Purchaser
Exhibit F                  Form of Bill of Sale
Exhibit G                  Form of Correspondent Agreement
Exhibit H                  Form of Assignment of Trademark and Servicemark
Exhibit I                  Form of Assumption Agreement
Exhibit J                  Form of Seller's Officer's Certificate
Exhibit K                  Form of Seller Parent's Officer's Certificate
Exhibit L                  Form of Purchaser's Officer's Certificate
Exhibit M                  Form of Employment Agreement

Schedule 1                 [Intentionally Omitted]
Schedule 2                 Contracts, Insurer Contracts and Investor Contracts
Schedule 3                 Seller Disclosure Schedule
Schedule 4                 Seller Parent Disclosure Schedule
Schedule 5                 [Intentionally Omitted]
Schedule 6                 Leased Personal Property and Personal Property Leases
Schedule 7                 Leased Real Property
Schedule 8                 Owned Personal Property


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




Schedule 4.13(a)(i)        Originators
Schedule 4.13(a)(ii)       List of Originator Agreements
Schedule 4.20              Intellectual Property
Schedule 5.5               Brokers or Finders (Purchaser)
Schedule 6.3               Conduct of Business
Schedule 6.10              Security Deposits and Pre-Paid Rent
Schedule 6.11              List of President and Seven Branch Managers
Schedule 6.16              Originators Not to be Solicited
Schedule 11.20(b)          Knowledge Persons of Seller
Schedule 11.20(c)          Knowledge Persons of Seller Parent
Schedule 11.20(d)          Knowledge Persons of Purchaser

                        PURCHASE AND ASSUMPTION AGREEMENT
                        ---------------------------------

         PURCHASE AND ASSUMPTION AGREEMENT ("Agreement"), dated as of the 11th day of March, 1998 among CFS Bank, a federally chartered stock savings bank, having its principal office at 93-22 Jamaica Avenue, Woodhaven, New York 11421 (the "Purchaser"), Intercounty Mortgage, Inc., a Delaware corporation, having its principal office at 100 Wood Avenue South, Iselin, New Jersey 08830 (the "Seller"), and Resource Bancshares Mortgage Group, Inc., a Delaware corporation, having its principal office at 7909 Parklane Road, Columbia, South Carolina 29223 ("Seller Parent").

         WHEREAS, Seller desires to sell, transfer and assign to Purchaser all of Seller's right, title and interest to the Origination Business (as defined below), and Purchaser desires to purchase and assume all right, title and interest in and to such Origination Business; and

         WHEREAS, in order to induce Purchaser to purchase the Origination Business, Seller Parent desires to assume joint and several liability with Seller for the performance of Seller's obligations hereunder.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

         1.1      DEFINITIONS.

         Whenever used in this Agreement, the following terms, unless the context requires otherwise, shall have the meanings specified below in this Article.

         "AFFILIATE" means, as to any Person, a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENCY-TYPE PRODUCT" means FHA, VA, conventional conforming or conventional non-conforming (jumbo) mortgage loans that are eligible for sale to FNMA or FHLMC or for inclusion in a security guaranteed by GNMA (or, but for their size, would be so eligible) under FNMA/FHLMC/GNMA guidelines as in effect on the Closing Date and that are secured by one-to-four family residential properties located in the states of New York, New Jersey, Pennsylvania, Connecticut, and Massachusetts.

         "AGREEMENT" means this Purchase and Assumption Agreement and all Exhibits and Schedules hereto as the same may from time to time be amended or supplemented (as permitted by the terms of this Agreement) by one or more instruments executed by all Parties hereto.

         "APPLICABLE REQUIREMENT" means and includes, as of the time of reference, all of the following: (i) all material contractual obligations of Seller, any Originator or any Prior Originator with respect to the Origination Business, including without limitation those contractual obligations contained herein, in the Originator Agreements, in any other agreement with any Originator, Insurer or Investor, or in any Mortgage Loan Documents for which Seller or any Originator is responsible or at any time was responsible; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) binding upon Seller, any Originator or any Prior Originator including, but not limited to, the Mortgage Laws; (iii) all other applicable requirements of each federal, state or local governmental agency, board, commission, instrumentality or other governmental or quasi-governmental body or office, including without limitation those of any Investor and any Insurer; and (iv) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs and injunctions.

         "ASSUMED LIABILITIES" means all liabilities and obligations of Seller under the Real Property Leases, the Personal Property Leases, the Originator Agreements and the Contracts, but only with respect to, or to the extent attributable to, the period on and after the Closing Date.

         "BUSINESS DAY" means any day except for a Saturday, Sunday, or other day on which banking institutions in the State of New York are required or permitted by law or by executive order to be closed.

         "CLAIM" means any pending or threatened claim, demand, dispute, litigation or proceeding.

         "CLOSED LOAN" means a Mortgage Loan closed prior to the Closing Date.

         "CLOSING" means the effective time of the sale of the Origination Business, which for all purposes is 9:00 A.M. local time in New York, New York, on the day on which Seller transfers, or causes the transfer of the Purchased Assets to Purchaser pursuant to this Agreement.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CLOSING DATE SCHEDULE OF PURCHASED ASSETS" means the schedule of assets acquired, reflecting the Purchased Assets as of the Closing Date, but excluding the Pipeline Loans, prepared in the manner provided in Section 6.9 hereof.

         "COMMENCEMENT OF SELLER'S OPERATIONS" means May 8, 1995, the date on which Seller commenced operation of the Origination Business.

         "CONTRACT CONSENTS" means the consent or approval of the vendor, contractor, Investor or Insurer, as is the case, under the Contracts necessary for Purchaser to receive an assignment of benefits under the Contracts from Seller and/or for Purchaser to assume the responsibilities of Seller under the Contracts.

         "CONTRACTS" means (i) the contracts and agreements related to or providing for furnishing of services or use of Personal Property, Software and equipment in connection with the operation of the Origination Business, including but not limited to contracts for Data Processing Equipment, licensing agreements, maintenance contracts and purchase contracts; (ii) the Investor Contracts; and (iii) the Insurer Contracts, all as listed in Schedule 2; provided, however, any Contracts listed in Schedule 2 may be removed by Purchaser from Schedule 2 as of the Closing Date pursuant to Section 6.4(e).

         "CORRESPONDENT AGREEMENT" means the Correspondent Agreement to be executed by Purchaser and Seller Parent in substantially the form annexed hereto as Exhibit G.

         "CORRESPONDENT MANUAL" means the correspondent purchase program manual of Seller Parent in effect from time to time as amended or supplemented by the delivery to Purchaser of program announcements, memoranda or other similar communications.

         "CUT-OFF DATE" means the close of business on the last day of the month which ends immediately prior to the Closing Date.

         "DAMAGES" means, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, any and all Losses, damages, liabilities, obligations, demands, suits, judgments, settlements, governmental investigations, reasonable out-of-pocket costs, expenses and attorneys' fees (including such costs, expenses and attorneys' fees incurred in enforcing such right of indemnification against any Indemnitor) and penalties, if any, but shall, except in the case of the Pipeline Loans, not include any diminution in value of any asset or business.

         "DATA PROCESSING EQUIPMENT" means all data processing equipment listed on Schedule 8, and all related hardware, and shall include all equipment related thereto, including, without limitation, remote terminals, networked personal computers, cabling, wiring and related installation equipment and materials.

         "DOCUMENTATION" means all material related to or in support of Software and Leased Software, including, but not limited to, operation instructions, input information, format specification, instructional and other documentation, including all guides and manuals.

         "ESCROW AND PAYING AGENT AGREEMENT" shall have the meaning set forth in
Section 6.1.

         "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in Section 3.2.

         "EXECUTION DATE" means the date of this Agreement.

         "FAIR MARKET VALUE" means the amount at which property of a similar kind and condition would change hands in an orderly sale on an arm's length basis between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.

         "FHA" means the Federal Housing Administration of the Department of Housing and Urban Development of the United States of America, or any successor thereto.

         "FHA LOAN" means a mortgage loan insured by the FHA.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "FINAL PURCHASE PRICE" shall have the meaning as set forth in Section
3.3 of this Agreement.

         "FIXED ASSETS" means the assets listed in Schedule 8 and as reflected in the aggregate on Exhibit A.

         "FNMA" means Fannie Mae, f/k/a the Federal National Mortgage Association, or any successor thereto.

         "GAAP" means Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof.

         "GNMA" means the Government National Mortgage Association or any successor thereto.

         "HAZARDOUS MATERIALS" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, asbestos, hazardous wastes, hazardous or toxic substances, or other related materials defined in the
(1) Comprehensive Environmental Response, Compensation and Liability Act of 1980, 41 U.S.C. ss.9601 ET SEQ. (known as CERCLA or Superfund); (2) the Superfund Amendments and Reauthorization Act of 1986. Pub L. No. 99-499, 100 Stat. 1613 (known as SARA); (3) Resource Conservation and Recovery Act, 41 U.S.C. ss.6901 ET SEQ. (known as RCRA); (4) National Environmental Policy Act, 42 U.S.C. ss.4231 ET SEQ. (NEPA); (5) Toxic Substances Control Act, 15 U.S.C. ss.2601 ET SEQ. (known as TSCA); (6) The Safe Drinking Water Act, 42 U.S.C. ss.300 (f) ET SEQ.; (7) Clean Water Act, 33 U.S.C. ss.1251 ET SEQ.; (8) Clean Air Act, 42 U.S.C. ss.7901 ET SEQ.; (9) The Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.11001 ET SEQ.; (10) The Occupational Safety and Health Act, 29 U.S.C. ss.651 ET SEQ.; and (11) The New York Environmental Conservation Law, ss.1-0101 et seq. (known as ECL) and any other judicial or administrative interpretation thereof or any other federal, state or local law, rule or regulation, including any judicial or administrative orders or judgments.

         "HUD" means the Department of Housing and Urban Development of the United States of America and any successor thereto.

         "INDEMNIFICATION EVENT" shall refer to any action, proceeding, Loss or Damages for which a Person is entitled to, or claims entitlement to, indemnification under this Agreement.

         "INDEMNITOR" shall refer to the indemnifying Person(s) in the case of any obligation to indemnify any other Person(s) pursuant to the terms of this Agreement.

         "INSURER" or "INSURERS" means or mean FHA, VA or any private mortgage insurer, pool insurance insurer and any insurer or guarantor under any standard hazard insurance policy, any federal or private flood insurance policy, any title insurance policy, any earthquake insurance policy, and any successor thereto.

         "INSURER CONTRACTS" means the contracts of Seller for obtaining insurance with respect to Mortgage Loans from Insurers as set forth in Schedule 2.

         "INTELLECTUAL PROPERTY" shall refer to the intellectual property listed on Schedule 4.20.

         "INVESTOR" or "INVESTORS" means FNMA, FHLMC or other institutional investors that have entered into Investor Contracts.

         "INVESTOR CONTRACTS" means the contracts of Seller to sell Mortgage Loans to Investors as set forth in Schedule 2.

         "LEASED PERSONAL PROPERTY" means the personal property set forth in
Schedule 6 which is leased by Seller and used in the Origination Business, whether pursuant to an operating lease or a capital lease, provided, however, any Leased Personal Property in Schedule 6 may be removed by Purchaser from
Schedule 6 as of the Closing Date pursuant to Section 6.4(d) or Section 7.4(c).

         "LEASED REAL PROPERTY" means the locations leased by Seller at the addresses set forth on Schedule 7 as of the Execution Date, provided, however, any such location may be removed by Purchaser from Schedule 7 as of the Closing Date if it does not satisfy Section 4.19 or 7.9 hereof on such date and shall be removed if so provided in Section 6.4(b). The Leased Real Property includes the leasehold improvements and fixtures (if not owned by Seller) at each location.

         "LEASED SOFTWARE" means Software that is Leased Personal Property.

         "LESSOR CONSENTS" means the consent or approval required from a landlord or lessor, as is the case, which is required for the assignment to Purchaser of the rights of Seller under a Real Property Lease or a Personal Property Lease and/or for Purchaser to assume the liabilities of Seller under a Real Property Lease or Personal Property Lease.

         "LICENSES" shall have the meaning set forth in Section 4.7.

         "LOSS" or "LOSSES" means any and all actual losses, damages, deficiencies, claims, costs or expenses, including reasonable attorneys', accountants', consultants' or experts' fees and disbursements, but shall, except in the case of the Pipeline Loans, not include any diminution in value of any asset or business.

         "MORTGAGE" means any deed of trust, security deed, mortgage, security agreement or any other instrument which constitutes a first lien on real estate securing payment by a Mortgagor of a Mortgage Note.

         "MORTGAGE LAWS" shall mean any applicable local, state or federal law or ordinance, and any regulations or orders issued thereunder, governing or pertaining to residential mortgage lending, fair housing or unlawful discrimination in residential lending (including without limitation anti-redlining, equal credit opportunity, and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages, adjustable rate mortgage disclosures or consumer credit (including without limitation the federal Consumer Credit Protection Act, the federal Truth-in-Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedure Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and all applicable usury and interest limitations laws.

         "MORTGAGE LOAN" means a one-to-four family residential mortgage loan secured by a first lien on Mortgaged Property.

         "MORTGAGE LOAN DOCUMENTS" means, with respect to any Mortgage Loan, the Mortgages, the Mortgage Notes and any and all other documents evidencing the Mortgage Loan.

         "MORTGAGE NOTE" means the mortgage note, mortgage bond, deed of trust note, security deed note or other form of promissory note executed by a Mortgagor and secured by a Mortgage, evidencing the indebtedness of the Mortgagor under a Mortgage Loan.

         "MORTGAGED PROPERTY" means a one-to-four family residence that is encumbered by a Mortgage, including all buildings and fixtures thereon and all accessions thereto including installation of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such building, and all alterations, additions and replacements.

         "MORTGAGOR" means any obligor under a Mortgage Note and Mortgage.

         "1998 FIRST QUARTER LOAN PRODUCTION" means the aggregate retail and wholesale production of Closed Loans of Seller during the months of January, February, and March 1998.

         "ORIGINATION BUSINESS" means the mortgage loan origination business, including the solicitation, processing, originating, underwriting, documenting, and funding of mortgage loans, presently being conducted by Seller. The Origination Business as of the Closing Date shall include the Purchased Assets, the Assumed Liabilities and the Origination Practices of Seller.

         "ORIGINATION PRACTICES" means Seller's manner and methods of conducting the Origination Business and Seller's loan origination and escrow practices, including but not limited to all procedures, forms, documents and agreements used by Seller, Originators or Prior Originators in connection with soliciting, marketing, complying with Applicable Requirements, accepting applications, processing, underwriting, pricing, committing, documenting, funding, closing, purchasing or modifying mortgage loans and compensating Originators or any other Person in connection therewith.

         "ORIGINATOR" means any mortgage broker, correspondent or other Person that currently is a party to an Originator Agreement with Seller. The Originators are listed on Schedule 4.13(a)(i).

         "ORIGINATOR AGREEMENTS" means all agreements between Seller and correspondents, mortgage brokers and other Persons pursuant to which Seller purchases, funds or otherwise acquires Mortgage Loans in the conduct of the Origination Business.

         "OTS" means the Office of Thrift Supervision and any successor thereto.

         "OWNED PERSONAL PROPERTY" means any personal property including, without limitation, fixtures, furniture, equipment, office materials and supplies, leasehold improvements and other tangible personal property that is located at any Leased Real Property and that is owned by Seller and used in the Origination Business, including the Data Processing Equipment. The Owned Personal Property is described in Schedule 8.

         "OWNED REAL PROPERTY" means any real property that is owned by Seller and used in the Origination Business together with all improvements and fixtures related thereto and that has been selected for purchase by Purchaser.

         "PARTY" or "PARTIES" mean Seller, Purchaser and/or Seller Parent, as the case may be.

         "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state, local or foreign government, or a political subdivision thereof, or any agency of such government or subdivision.

         "PERSONAL PROPERTY" means the Owned Personal Property and the Leased Personal Property.

         "PERSONAL PROPERTY LEASES" means the leases listed in Schedule 6 that relate to the Leased Personal Property.

         "PIPELINE LOAN" means a Mortgage Loan secured or to be secured by a Mortgage on a Mortgaged Property with respect to which, as of the Pipeline Loan Cut-Off Date, an application has been filed by the prospective Mortgagor with Seller or an Originator (and such Originator has registered such loan with Seller) and which, as of the Closing, has not yet closed and funded or been purchased by Seller from the Originator.

         "PIPELINE LOAN CUT-OFF DATE" means the close of business on the Friday immediately prior to the Closing Date.

         "PLAN" shall have the meaning as set forth in Section 4.15 of this Agreement.

         "PRIOR ORIGINATOR" means any party that was an originator of any Mortgage Loan before Seller or any Originator who became the originator of the Mortgage Loan or Pipeline Loan.

         "PURCHASE PRICE" shall have the meaning set forth in Section 3.1 of this Agreement.

         "PURCHASED ASSETS" means all of Seller's right, title and interest in and to all of the following properties, assets, rights, contracts and claims which are owned or held by Seller and used in the Origination Business, with such changes, deletions or additions thereto as may occur from the Execution Date to the Closing Date, in the ordinary course of business, consistent with Seller's past practice and consistent with the terms and conditions of this
Agreement:

                  1. all guides, handbooks, program descriptions, legal materials and opinions relating to the conduct of the Origination Business and all operating guidelines and procedures, solicitation and marketing materials, application and commitment documents, disclosure documents and other materials prepared by or for and used in, the Origination Business and all loan closing and funding documents and all other materials and documents used or prepared for Seller or Originators in connection with or in relation to the Origination Business;

                  (ii)     all Owned Personal Property;

                  (iii) all Leased Real Property and all Leased Personal Property (other than Leased Software);

                  (iv)     [Intentionally Omitted]

                  (v) all Intellectual Property, all Software (other than Leased Software) and all Documentation;

                  (vi)     all Originator Agreements; and

                  (vii)    all Contracts.

         "PURCHASER" means CFS Bank.

         "PURCHASER PARENT" means Haven Bancorp, Inc.

         "REAL PROPERTY LEASES" means the real estate leases and sublease agreements, if any, relating to the Leased Real Property.

         "REGULATORY APPROVAL" means the non-objection of the OTS to Purchaser's execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         "REGULATORY AUTHORITIES" means any federal, state or local government or government agency or administrative agency, or board having or claiming jurisdiction over Seller, Seller Parent, or Purchaser, as the case may be, the Origination Business, or any Originator or any Prior Originator.

         "REPRESENTATIVES" shall have the meaning set forth in Section 11.3(a).

         "SELLER" means Intercounty Mortgage, Inc., a wholly owned subsidiary of Seller Parent.

         "SELLER DISCLOSURE SCHEDULE" means the schedule attached as Schedule 3 hereto, setting forth exceptions to the representations and warranties of Seller contained in Article IV.

         "SELLER FINANCIAL STATEMENTS" means the Statement of Financial Condition and the Statement of Income of the Seller for the fiscal year 1997 attached as Exhibit A hereto.

         "SELLER PARENT" means Resource Bancshares Mortgage Group, Inc.

         "SELLER PARENT DISCLOSURE SCHEDULE" means the schedule attached as
Schedule 4 hereto, setting forth exceptions to the representations and warranties of Seller Parent contained in Article IVA.

         "SELLER PARENT FINANCIAL STATEMENTS" means the Statement of Financial Condition and the Statement of Income of the Seller Parent for the fiscal year 1997 attached as Exhibit A hereto, and such later audited financial statements as become available prior to the Closing Date.

         "SELLER'S REPRESENTATIVES" shall have the meaning set forth in Section 11.3(b).

         "SOFTWARE" means the software listed in Schedule 2 that is owned by or licensed to Seller and either developed by or used by Seller in the Origination Business, in machine-readable or interpreted form, usable on or with the Data Processing Equipment, including all Documentation, enhancements, improvements, modifications and additions thereto.

         "TRANSACTION DOCUMENTS" means this Agreement and all other documents, certificates, instruments and agreements executed by any of Purchaser, Seller or Seller Parent in connection with the transactions contemplated by this Agreement.

         "TRANSFERRED EMPLOYEE" shall refer to any individual who is employed by Seller in the conduct of the Origination Business immediately prior to the Closing, including an employee on disability or an approved leave of absence, and who is employed by Purchaser or an Affiliate immediately following the Closing.

         "UNDERWRITING GUIDELINES" means the underwriting guidelines of Seller as set forth in Exhibit B.

         "VA" means the United State Department of Veterans Affairs or any successor thereto.

         "VA LOAN" means a mortgage loan guaranteed in part by the VA.


                                   ARTICLE II
                                   ----------

                          PURCHASE OF PURCHASED ASSETS
                      AND ASSUMPTION OF ASSUMED LIABILITIES
                      -------------------------------------

         2.1      CLOSING DATE.

         Subject to the terms and conditions set forth herein, the Closing Date shall take place on the date which is the earlier to occur of:

                  1.       75 days after the Execution Date; and

                  2. 10 days following the receipt of the Regulatory Approval; or such other date as is mutually agreed to by the Parties.

         Subject to the terms and conditions of this Agreement, each of the Parties agrees to use all reasonable efforts to cause the Closing to be completed on the earliest feasible date.

         2.2      PURCHASE OF PURCHASED ASSETS AND ASSUMPTION OF ASSUMED
                  LIABILITIES.

         Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Seller shall sell, assign, transfer and convey to Purchaser, all of its right, title and interest in and to the Purchased Assets and the Origination Business; and (ii) Purchaser shall assume and agree to pay, perform and discharge, and shall pay, perform and discharge, as the same become due and payable or when required to be performed, all of the Assumed Liabilities. It is expressly understood and agreed that Purchaser shall not be liable for any of the obligations or liabilities of Seller of any kind or nature other than (i) the Assumed Liabilities and (ii) such other obligations or liabilities which Purchaser expressly assumes pursuant to any other provision of this Agreement.


                                   ARTICLE III
                                   -----------

                           CONSIDERATION AND PAYMENTS
                           --------------------------

         3.1      THE PURCHASE PRICE.

         The Purchase Price for the Purchased Assets and the Origination Business shall be equal to:

                           1.       25% of the net book value (as determined in
accordance with GAAP) of the Fixed Assets; PLUS

                           2.       $5.0 million.

         3.2      PAYMENT OF THE ESTIMATED PURCHASE PRICE.

         At the Closing, Purchaser shall pay to Seller the Estimated Purchase Price for the Purchased Assets and the Origination Business. For purposes of this Agreement, the Estimated Purchase Price means the amount equal to 100% of the Purchase Price as calculated pursuant to Section 3.1 as of the Cut-Off Date as determined on the basis of the best information reasonably available to Seller and Purchaser as of the Cut-Off Date.

         3.3      POST-CLOSING DATE CALCULATION AND SETTLEMENT OF FINAL PURCHASE
                  PRICE.

                  (a) No later than 60 days following the Closing Date, Purchaser and Seller will mutually agree to and complete a post-closing audit (the "Post Closing Audit") of the Fixed Assets. On the basis of the Post Closing Audit, Seller and Purchaser shall calculate the Final Purchase Price. For purposes of this Agreement, the Final Purchase Price means the amount equal to 100% of the Purchase Price as calculated pursuant to Section 3.1 of this Agreement as of the Closing Date as determined on the basis of the information available to Seller and Purchaser as a result of the Post Closing Audit. The calculation of the Final Purchase Price shall be completed no later than two (2) Business Days following the completion of the Post Closing Audit. If the Final Purchase Price is different from the Estimated Purchase Price calculated as provided in Section 3.2, then Purchaser (if the Final Purchase Price exceeds the Estimated Purchase Price) or Seller (if the Estimated Purchase Price exceeds the Final Purchase Price) shall immediately pay such excess amount in immediately available funds to the other Party, together with interest on such excess from the Closing Date to the date of payment at a simple per annum rate, without any compounding, at the effective federal funds rates (based on the average of the closing bid and offered quotations) as published daily by THE WALL STREET JOURNAL.

                  (b) In the event the Post Closing Audit does not occur by the time hereinabove specified and Purchaser and Seller have not agreed in writing to an extension of the date by which the Post Closing Audit must be completed, the Estimated Purchase Price, with such adjustments as have been made by such date, shall be considered the Final Purchase Price and neither Purchaser nor Seller shall have any right or obligation to make any adjustments thereto.


                                   ARTICLE IV
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         The representations and warranties of Seller contained in this Agreement shall continue and survive the purchase of the Origination Business for the period contemplated in Sections 9.3 and 11.6, and shall inure to the benefit of Purchaser and its successors and assigns. In addition to representations and warranties, if any, made elsewhere in this Agreement, Seller represents and warrants to Purchaser, as of the Execution Date and the Closing Date (or as of such other date as specifically provided herein) that, except as set forth in the Seller Disclosure Schedule:

         4.1      CORPORATE ORGANIZATION.

         Seller is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware; it has all requisite corporate power and authority and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own, operate and lease its properties and to conduct its business in the manner in which it is presently being conducted and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualifications except for qualifications and good standing status the lack of which, either singly or in the aggregate, has not had and will not have a material adverse effect upon Seller, the Origination Business or Seller's properties.

         4.2      AUTHORIZATION.

         Seller has all requisite corporate power and authority and has, or will have as of the Closing Date, all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies, to execute and deliver this Agreement and the other Transaction Documents and to carry out the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action required to be taken on the part of Seller; and, upon execution and delivery by Seller, this Agreement and the other Transaction Documents will be valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

         4.3      SUBSIDIARIES.

         Seller has no operating subsidiaries.

         4.4      SELLER FINANCIAL STATEMENTS.

                  (a) The Seller Financial Statements were derived from the Seller Parent Financial Statements.

                  (b) There were no material audit adjustments or post-closing audit adjustments related to Seller which were not included in the Seller Parent Financial Statements.

                  (c) There were no passed audit adjustments related to Seller not included in the Seller Parent Financial Statements because they were immaterial to Seller Parent.

                  (d) Seller has previously provided to Purchaser true and accurate copies of all minutes of meetings of its Board of Directors and its stockholders since the Commencement of Seller's Operations. Such minutes constitute a complete and correct record of all actions taken by the Board of Directors and by the stockholders of Seller with respect to Seller.

         4.5      LITIGATION.

                  (a) There are no pending or, to the best of Seller's knowledge, threatened actions, suits or proceedings, against Seller or, to the best of Seller's knowledge, any Originator, before any court, governmental agency, arbitrator or instrumentality (i) which purport to affect the legality, validity or enforceability of this Agreement or might affect Seller's ability to perform its obligations hereunder, (ii) which could result in a material adverse change in the Purchased Assets or the Origination Business, or (iii) which in any manner question the validity or enforceability of any Originator Agreement or Seller's right or authority to originate, close and sell any Mortgage Loans or conduct the Origination Business. Seller has received no notice from any Regulatory Authority indicating that such authority would oppose the transactions contemplated hereby or would not grant or issue its consent or approval, if required with respect to the transactions contemplated hereby.

                  (b) Other than with respect to immaterial claims or complaints that would not adversely affect Purchaser's conduct of the Origination Business after Closing, (i) Seller has provided to Purchaser copies of all written complaints or claims by consumers or Regulatory Authorities, Investors and Insurers received by Seller since the Commencement of Seller's Operations, which are in Seller's possession and which relate to or concern Seller's conduct of the Origination Business or the Origination Practices of Seller, any Originator or any Prior Originator, (ii) there is no pending or, to the best of Seller's knowledge, threatened claim or complaint by a consumer or any Regulatory Authorities, Investors and Insurers against Seller or any Originator, and (iii) since the Commencement of Seller's Operations, Seller has not discarded or destroyed any written complaints or claims against Seller or any Originator by consumers or Regulatory Authorities, Investors and Insurers.

                  (c) To the best of Seller's knowledge, Seller is not under investigation by any Regulatory Authorities with respect to the Origination Business or the Origination Practices of Seller.

         4.6      FINDERS OR BROKERS.

         Seller has not engaged or employed a broker or finder in connection with this Agreement.

         4.7 MORTGAGE BANKING LICENSES AND COMPLIANCE WITH MORTGAGE BANKING REGULATIONS; AUDITS AND INVESTIGATIONS.

                  (a) Seller holds and has at all times held all licenses, certificates, franchises, permits and other governmental authorizations necessary for the lawful conduct of its business and operations and such licenses, certificates, franchises, permits and other governmental authorizations are in full force and effect and Seller is in all respects complying therewith. Without limiting the foregoing, Seller (i) is qualified (a) by FHA as a mortgagee for FHA Loans, and (b) by the VA as a correspondent lender of Seller Parent for VA Loans; and (ii) has all other certifications, authorizations, franchises, licenses, permits and other approvals (together with the items set forth in clause (i) above, the "Licenses") necessary to conduct its current mortgage banking business, and is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender. Seller has complied with all such Licenses, and Seller knows of no threatened suspension, cancellation or invalidation of, or penalties (including fines or refunds) under, any such License.

                  (b) Seller has been and is (including without limitation, with respect to (i) the ownership and operation of its properties and (ii) the Origination Practices and conduct of the Origination Business) in compliance with all Applicable Requirements. Without limiting the generality of the foregoing, Seller, and to the best of Seller's knowledge, each Originator and each Prior Originator, has been and is in compliance in all material respects with all requirements of the Investors and Insurers which are applicable to it, and with all applicable underwriting standards of such Investors and Insurers.

                  (c) Seller has not violated, and has no knowledge of any violations by any Originator, which could have a material adverse effect upon Seller, the Origination Business or Seller's properties of, any laws, ordinances, statutes, orders, rules, regulations or requirements of any Regulatory Authority in connection with the conduct of its Origination Business. Seller has delivered to Purchaser copies of all audits, reports, letters, and written inquiries related to the Origination Business received from any Regulatory Authority related to or regarding Seller's conduct of its Origination Business and received since the Commencement of Seller's Operations.

                  (d) Seller has delivered to Purchaser copies of all written reports, letters and materials received or sent by Seller related to the Origination Business in connection with all audits, investigations, complaints and inquiries by an Investor or Insurer received since the Commencement of Seller's Operations. No such audit or investigation is pending or, to the best knowledge of Seller, threatened.

         4.8      REAL PROPERTY.

                  (a)      There is no Owned Real Property.

                  (b) The Leased Real Property is listed on Schedule 7. Seller has provided to Purchaser true and correct copies of all of the Real Property Leases, including all exhibits, schedules and amendments. All Real Property Leases are valid and binding and in full force and effect. As of the Execution Date, there has been no breach or default (nor has there been any occurrence or condition which with the giving of notice or passage of time or both, would constitute a breach or default) on the part of Seller, nor, to the best of Seller's knowledge, a subtenant, or lessor under any Real Property Lease. As of the Closing Date, there will have been no breach or default (nor has there been any occurrence or condition which with the giving of notice or passage of time or both, would constitute a breach or default) on the part of Seller, nor, to the best of Seller's knowledge, a subtenant or lessor under any Real Property Lease except with respect to these matters as to which Purchaser has been notified in writing.

                  (c) Seller is conducting business at each of the Leased Real Property locations in a manner consistent with applicable zoning laws.

                  (d) There are no leases, subleases, licenses or similar agreements permitting any party, whether affiliated or not affiliated with Seller, to lease, use or occupy space in the Leased Real Property.

                  (e) On the Closing Date, the leasehold and other improvements pertaining to the Leased Real Property will be in as good repair and condition as they were on the date of this Agreement, reasonable wear and tear excepted. On the Execution Date, the plumbing, heating, air conditioning, electrical and sewage systems at each of the Leased Real Property are in good working condition and the roofs are free of leaks. On the Closing Date, the plumbing, heating, air conditioning, electrical and sewage systems at each of the Leased Real Property will be in good working condition and the roofs will be free of leaks except with respect to those matters as to which Purchaser and the related subtenant or lessor has been notified in writing.

                  (f) There are no facts or circumstances existing, or to the best knowledge of Seller threatened, that could result in a material adverse change in the present or future use of the Leased Real Property as mortgage loan origination offices. Seller has delivered to Purchaser all written reports, notices or claims it has received regarding violations at any Leased Real Property of any fire, zoning, health, building, hazardous waste or environmental code, ordinance, statute, regulation or order of any governmental authority or any agency, body or subdivision thereof.

         4.9      PERSONAL PROPERTY.

                  (a) The Owned Personal Property is listed in Schedule 8. The Leased Personal Property is listed in Schedule 6.

                  (b) Seller has, and on the Closing Date will have, good and marketable title to all of its Owned Personal Property, free and clear of all liens and encumbrances.

                  (c) All Owned Personal Property and all Leased Personal Property is in good working condition and repair (normal wear and tear excepted), suitable for the purposes for which it is currently utilized and complies in all material respects with all laws, ordinances, regulations, orders and other governmental requirements relating thereto now in effect. Seller has provided to Purchaser true and correct copies of all of the Personal Property Leases, including all exhibits, schedules, and amendments. All Personal Property Leases are valid, binding and enforceable obligations of the lessor therein (subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity). Seller has not breached nor is Seller in default under (nor has there been any occurrence or condition which, with the giving of notice or passage of time or both, would constitute a breach or default by Seller under) any Personal Property Lease, which would, if uncured, result in the substantial likelihood of a forfeiture of such property or termination of such lease.

                  (d) The Data Processing Equipment and Software have been reasonably maintained and repaired, are in good working condition, are suitable for the purposes for which they are currently utilized and comply with all laws, ordinances, regulations, orders and other governmental requirements relating thereto now in effect or known by Seller to be scheduled to come into effect.

         4.10     CONTRACTS.

         Seller has provided to Purchaser true and correct copies of all of the Contracts, including all exhibits, schedules and amendments. All Contracts are listed on Schedule 2. All of the Contracts are valid and binding upon Seller, and to the best of Seller's knowledge upon the other parties to the Contracts, and in full force and effect. Seller is not in default and Seller has no knowledge of any defaults, events of default, or events, occurrences, or acts which, with the giving of notice or lapse of time, or both, would constitute defaults by parties other than Seller under or with respect to any of the Contracts. Seller has fully performed all of its responsibilities and duties under each of the Contracts.

         4.11     TAXES.

         There are no material disputes pending, or claims asserted by any taxing authority against Seller related to the Origination Business or which could have a material adverse effect on the Origination Business. Seller is not a party to any tax-sharing agreement with Seller Parent.

         4.12     NON-CONTRAVENTION.

         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller with the covenants and conditions of this Agreement does not, and subject to the receipt of the Regulatory Approval, Contract Consents and Lessor Consents, will not, constitute (a) a breach or violation of, or default under, or cause the loss of benefit under, or permit acceleration of any obligation under, any law, rule, regulation, judgment, decree, order, governmental or other permit, license, agreement, indenture, mortgage, contract, lease or instrument to which Seller is, or any of its properties are, subject or (b) a breach or violation of the by-laws, certificate of incorporation, charter or other organizational documents of Seller. The consummation of the transactions contemplated hereby will not (a) require any consent, approval or waiver under any law, rule, regulation, judgment, decree, order, governmental or other permit, license, agreement, indenture, mortgage, contract, lease or instrument other than the Regulatory Approval and the Lessor Consents and the Contract Consents or (b) result in the creation or imposition of any lien, charge or encumbrance of any nature upon the Purchased Assets or the Origination Business except any that are created hereby.

         4.13     ORIGINATOR AGREEMENTS.

                  (a) All Originators are listed on Schedule 4.13(a)(i). Seller has provided to Purchaser a true and correct copy of the form of each of the Originator Agreements and each Originator Agreement is identical to such form in all material respects. No later than fifteen (15) days following the Execution Date, Seller shall deliver to Purchaser Schedule 4.13(a)(ii), which shall set forth a list of all Originator Agreements in effect, including the name, Seller code number, address, telephone and telecopy numbers and principal contact at each Originator, and whether the

Originator is a HUD sponsored broker, and Schedule 4.13(a)(ii) will be true and correct as of the Closing Date. Each of the Originator Agreements is a valid, binding and enforceable obligation of the Originator therein and neither Seller nor Originator is in default under any Originator Agreement nor has there been any occurrence or condition which, with the giving of notice or passage of time, or both, would constitute a breach or default under any Originator Agreement. The terms and conditions of each Originator Agreement are in full compliance with all Applicable Requirements and Seller's and, to the best of Seller's knowledge and as they pertain to loans originated for Seller, each Originator's Origination Practices and conduct of all business and activities related to the Origination Agreements have been in full compliance with all Applicable Requirements. Each Originator Agreement is assignable by Seller without the consent of any other Person.

                  (b) Except for the Originator Agreements, Seller has not entered into any agreement with any Person, which agreement is currently in effect, whereby such Person takes mortgage applications for Seller or refers mortgage applicants to Seller, processes, underwrites or originates mortgage loans for or on behalf of Seller or closes and funds loans on behalf of or for sale to Seller.

         4.14     ABSENCE OF CERTAIN CHANGES.

                  (a)      Since December 31, 1997, there has not been:

                           1. Any change in the Origination Business of Seller,
or any occurrence, development or event of any nature, which has caused, individually or in the aggregate, a material adverse change in the Purchased Assets or the Origination Business;

                           2. Any action or inaction by Seller which constitutes
a breach or default by Seller under any contract, agreement, obligation, lease or license to which Seller is a party or by which it or its property is bound and which would, if uncured, result in a material adverse change in the Purchased Assets or the Origination Business;

                           3. Except in the ordinary course of business
consistent with past practice, any acquisition or disposition by Seller of any Owned Personal Property or entering into by Seller of any lease for Leased Real Property or Leased Personal Property;

                           4. Any change in any method of accounting or
accounting practice by Seller related to the Origination Business; or

                           5. Any action taken or omitted by Seller which would
have been a breach of Section 6.3 of this Agreement had such been in effect at the time.

                  (b) Since the date of the Seller Financial Statements, there has not been any material adverse change in the financial condition or results of operations of Seller.

         4.15     AGREEMENTS AND ARRANGEMENTS.

         Seller is not a party to any of the following types of agreements (written or oral):

                           1. any plan, or any other program, arrangement,
agreement or commitment which is an employment, consulting or deferred compensation agreement, incentive or fringe benefit compensation contract, or an executive compensation, percentage compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings retirement, supplemental retirement, stock option, stock purchase, service award, change in control, executive security, severance payment, life, health, disability, accident insurance, or vacation plan, or other employee benefit plan, program, arrangement, agreement or commitment, including, without limitation, "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (individually, a "Plan," and collectively, the "Plans");

                           2. any collective bargaining or other contract or
agreement with any labor union;

                           3. any agreements concerning Seller keeping secret or
confidential any information or intellectual property with respect to the Origination Business (other than credit applications or agreements with customers for or relating to the borrowing of funds or otherwise pursuant to law);

                           4. any agreements or continuing commitments for
charitable contributions in excess of $5,000.00 in the aggregate;

                           5. any agreements in which Seller is a general
partner or joint venturer;

                           6. any agreements which contain a covenant not to
compete or other agreement which limits, restricts or prohibits Seller's conduct of all or part of the Origination Business in any area or in any manner which will limit, restrict or prohibit Purchaser's conduct of all or part of the Origination Business in any area or in any manner on or after the Closing Date; or

                           7. any other agreements which have or could result in
a material adverse change in the Purchased Assets or the Origination Business.

         If Seller has listed any exceptions to this representation in the Seller Disclosure Schedule, Seller has provided Purchaser true and correct copies of all of the agreements listed therein.

         4.16     INSURANCE.

         The business operations and all insurable properties and assets of Seller that comprise the Purchased Assets are insured for its benefit, in such amounts with such deductibles and against such risks and losses as are, in the reasonable opinion of Seller, adequate for the business engaged in, including errors and omissions and fidelity insurance coverage. Seller has provided Purchaser with a true and correct copy of each such insurance policy or a true and accurate description thereof.

Seller is not in default in the payment of any premium or in the performance of any other obligation under said policies, does not currently have outstanding any claim in excess of $10,000 with respect to such insurance coverage and has not received notification of and has no knowledge of the existence of any grounds for, the cancellation or proposed cancellation of any such policies or bonds or any reason why any such policies or bonds would not be valid, binding and enforceable.

         4.17     PIPELINE LOANS.

         All Pipeline Loans have been originated and, if applicable, processed by Seller and, to the best of Seller's knowledge, the Originators and the Prior Originators, in the ordinary and usual course of business consistent with past practice and in accordance with all Applicable Requirements and, if underwritten prior to the Closing Date, conform in all respects to the Correspondent Manual, the Underwriting Guidelines and to the warranties and representations and other requirements for loans as contained in the related Originator Agreement. All of the Pipeline Loans that Seller has underwritten and priced have been underwritten and priced in the ordinary course of business consistent with past practice. None of the Pipeline Loans will be secured by (i) shares of stock in a cooperative corporation, (ii) mobile homes or manufactured housing, or (iii) units in a timeshare residence. The tape or electronic media to be delivered pursuant to Section 6.17 hereof lists all of the Pipeline Loans as of the Pipeline Loan Cut-Off Date.

         4.18     [INTENTIONALLY OMITTED]

         4.19     HAZARDOUS MATERIALS.

                  (a) Seller is in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and Seller has not used Hazardous Materials on or affecting any Leased Real Property or Personal Property in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) To the best of Seller's knowledge, no owner or prior owner of any such Leased Real Property or Personal Property nor any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, or affecting such property in any manner which materially violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         4.20     INTELLECTUAL PROPERTY.

         Schedule 4.20 contains a true and accurate description of all of the Intellectual Property owned by Seller and used in the Origination Business. Seller has the right to use and continue to use the Intellectual Property and from and after the Closing Date, to the extent assignable, Purchaser shall have the unrestricted right to use and continue to use such Intellectual Property. Seller has not received notice that it is infringing or violating any patent, copyright, trademark, servicemark, label filing or trade name owned or otherwise held by any other Person. Seller's conduct of the

Origination Business does not constitute an infringement or violation of any trademark, servicemark, trade name, copyright, patent, license or trade secret of any person.

         4.21     REGULATORY APPROVALS.

         No approval from any Regulatory Authority is required for Seller to enter into and perform this Agreement and the transactions contemplated hereby.

         4.22     LABOR AND EMPLOYMENT MATTERS.

                  (a) Seller is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), any laws respecting employment discrimination, sexual harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, continuation of health insurance ("COBRA"), labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practices.

                  (b) There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Seller, threatened against or directly affecting Seller or the Origination Business.

                  (c) No union representation question or union organization activity exists or is threatened respecting the employees of Seller nor has any union representation question or union organization activity existed or been threatened respecting the employees of Seller within the last ten (10) years.

                  (d) No collective bargaining agreement exists which is binding on Seller nor has Seller been a party to any collective bargaining agreement within the last ten (10) years.

                  (e) Seller is not delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents.

                  (f) In the event of termination of the employment of any of said officers, directors, employees or agents for any reason Purchaser will not, pursuant to any agreement or by reason of anything done prior to the Closing Date by Seller, be liable to any of said officers, directors, employees or agents for so-called "severance pay," any payments due any employee under any executive security, change in control or similar agreement or any other benefits or similar payments, including without limitation, pension, post-employment health care or life or other insurance benefits.

                  (g) All officers, directors, employees and consultants of Seller are employed at will.

                  (h) To the best of Seller's knowledge, neither Seller, nor any Affiliate of Seller, nor any current director, officer, or other person employed by or acting as agent or representative for Seller related to the Origination Business is ineligible for employment in the Origination Business as a result of being barred from participation as a result of action by any federal, state or local regulatory authority.

         4.23     [INTENTIONALLY OMITTED]

         4.24     ASSETS, INVESTORS AND INSURERS.

                  (a) There is no material asset owned and used by, or reasonably necessary to, Seller in the conduct of the Origination Business as currently conducted by Seller which is not included in this transaction as a Purchased Asset.

                  (b) There is no approval or consent from an Investor or Insurer required by, or reasonably necessary to, Seller in the conduct of the Origination Business as currently conducted by Seller, except any as have been obtained.

         4.25     GOOD TITLE.

         Seller is the sole owner and holder of all right, title and interest in and to the Purchased Assets and Origination Business. The sale, transfer and assignment by Seller to Purchaser of the Purchased Assets and Origination Business, and the instruments required to be executed by Seller and delivered to Purchaser pursuant to this Agreement, are, or will be on the Closing Date, valid and enforceable in accordance with their terms and will vest in Purchaser good and marketable title to the Purchased Assets and Origination Business, free and clear of any and all liens, Claims, or encumbrances.

         4.26     MARKETING, SOLICITATION AND ORIGINATION MATERIALS.

         As of the Closing Date, Seller will provide to Purchaser true and accurate copies of all of the solicitation and marketing materials, application and commitment documents and materials, compliance and disclosure materials, loan closing and funding documents and materials and all other documents and materials prepared by or for Seller and used by Seller, any Originator or any Prior Originator in connection with or in relation to the Origination Business.

         4.27     CONDITION OF SELLER.

         Seller has no knowledge of any event or circumstance relating to or affecting Seller or of any conflict, violation or default by Seller which individually or in the aggregate would materially adversely affect Seller's ability to consummate the transactions contemplated by this Agreement.

         4.28     ADEQUATE RESOURCES.

         Seller or Seller Parent, on Seller's behalf, as of the Execution Date has, and as of the Closing Date will have, adequate resources to perform any necessary post-closing adjustments pursuant to Sections 3.3 and 6.2 and to perform any indemnification obligations that may be required of Seller in accordance with Section 9.1.


                                   ARTICLE IV A

                 REPRESENTATIONS AND WARRANTIES OF SELLER PARENT

         The representations and warranties of Seller Parent contained in this Agreement shall continue and survive the purchase of the Origination Business for the period contemplated in Sections 9.3 and 11.6 and shall inure to the benefit of Purchaser and its successors and assigns. In addition to representations and warranties, if any, made elsewhere in this Agreement, Seller Parent represents and warrants to Purchaser, as of the Execution Date and the Closing Date (or as of such other date as specifically provided herein) that, except as set forth in the Seller Parent Disclosure Schedule:

4.1A     CORPORATE ORGANIZATION.

          Seller Parent is duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware; it has all requisite corporate power and authority and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own, operate and lease its properties and to conduct its business in the manner in which it is presently being conducted and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualifications except for qualifications and good standing status the lack of which, either singly or in the aggregate, has not had and will not have a material adverse effect upon Seller Parent, the Origination Business or Seller Parent's properties.

4.2A     AUTHORIZATION.

          Seller Parent has all requisite corporate power and authority and has, or will have as of the Closing Date, all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies, to execute and deliver this Agreement and the other Transaction Documents and to carry out the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and each of the

Transaction Documents and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action required to be taken on the part of Seller Parent; and, upon execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Seller Parent, enforceable against Seller Parent in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

4.3A     SELLER PARENT FINANCIAL STATEMENTS.

                  (a) The Seller Parent Financial Statements fairly present the consolidated financial condition and results of operations of Seller Parent and its subsidiaries, including Seller as of the date thereof and for the period covered thereby, and have been prepared in accordance with GAAP. Without limiting the generality of the foregoing, the Seller Parent Financial Statements make full and adequate provision for all material obligations and liabilities (fixed or contingent) of Seller Parent and its subsidiaries, including Seller, as of its date, and as of such date, there was no liability of Seller Parent and its subsidiaries, including Seller, which in accordance with GAAP, should have been reflected or disclosed in the Seller Parent Financial Statements that was not so reflected or disclosed.

                  (b) Seller Parent maintains books and records which accurately and validly reflect in all material respects its transactions in reasonable detail for Seller Parent and its subsidiaries, including Seller, to conduct its respective business, and maintains accounting controls, policies and procedures sufficient to insure that such transactions are (i) executed in accordance with its management's general or specific authorization and (ii) recorded in accordance with GAAP.

4.4A     LITIGATION.

                  (a) There are no pending or, to the best of Seller Parent's knowledge, threatened actions, suits or proceedings against Seller or, to the best of Seller Parent's knowledge, any Originator, before any court, governmental agency, arbitrator or instrumentality which purport to affect the legality, validity or enforceability of this Agreement or might affect Seller Parent's ability to perform its obligations hereunder. There are no pending or, to the best of Seller Parent's knowledge, threatened actions, suits or proceedings of a material nature against Seller Parent as it relates to Seller before any court, governmental agency, arbitrator or instrumentality which purport to affect the legality, validity or enforceability of this Agreement or might affect Seller Parent's ability to perform its obligations hereunder. Seller Parent has received no notice from any Regulatory Authority indicating that such Regulatory Authority would oppose the transactions contemplated hereby or would not grant or issue its consent or approval, if required with respect to the transactions contemplated hereby.

                  (b) Other than with respect to immaterial claims or complaints that would not adversely affect Purchaser's conduct of the Origination Business after Closing, (i) Seller Parent has provided to Purchaser copies of all written complaints or claims by consumers or Regulatory Authorities, Investors and Insurers received by Seller Parent since Commencement of Seller's

Operations, which are in Seller Parent's possession and which relate to or concern Seller's conduct of the Origination Business or the Origination Practices of Seller, any Originator or any Prior Originator; (ii) there is no pending or, to the best of Seller Parent's knowledge, threatened claim or complaint by a consumer or any Regulatory Authorities, Investors and Insurers against Seller or Seller Parent as it relates to Seller or any Originator; and
(iii) since Commencement of Seller's Operations, Seller Parent has not discarded or destroyed any written complaints or claims against Seller or Seller Parent as it relates to Seller or any Originator by consumers or Regulatory Authorities, Investors and Insurers.

4.5A     FINDERS OR BROKERS.

         Except for fees due to UBS Securities LLC, for which Seller Parent accepts full responsibility for payment, Seller Parent has not engaged or employed a broker or finder in connection with this Agreement.

4.6A     NON-CONTRAVENTION.

         The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by Seller Parent with the covenants and conditions of this Agreement does not, and subject to the receipt of the Regulatory Approval, Contract Consents and Lessor Consents, will not, constitute (a) a breach or violation of, or default under, or cause the loss of benefit under, or permit acceleration of any obligation under, any law, rule, regulation, judgment, decree, order, governmental or other permit, license, agreement, indenture, mortgage, contract, lease or instrument to which Seller Parent is, or any of its properties are, subject or (b) a breach or violation of the by-laws, certificate of incorporation, charter or other organizational documents of Seller Parent.

4.7A     REGULATORY APPROVALS.

         No approval from any Regulatory Authority is required for Seller Parent to enter into and perform this Agreement and the transactions contemplated hereby.

4.8A     CONDITION OF SELLER PARENT.

         Seller Parent has no knowledge of any event or circumstance relating to or affecting Seller or Seller Parent or of any conflict, violation or default by Seller or Seller Parent which individually or in the aggregate would materially adversely effect Seller's or Seller Parent's ability to consummate the transactions contemplated by this Agreement.

4.9A     ADEQUATE RESOURCES.

         Seller Parent, as of the Execution Date has, and as of the Closing Date will have, adequate resources to perform any necessary post-closing adjustments pursuant to Sections 3.3 and 6.2 and to perform any indemnification obligations that may be required of Seller Parent in accordance with Section 9.1.

4.10A    AUDITS AND INVESTIGATIONS.

         Seller Parent has delivered to Purchaser copies of all written reports, letters and materials received or sent by Seller Parent related to the Origination Business in connection with all audits, investigations, complaints and inquiries by an Investor or Insurer received since Commencement of Seller's Operations. No such audit or investigation is pending or, to the best knowledge of Seller Parent, threatened.

4.11A    ABSENCE OF CERTAIN CHANGES.

         Except as described in the Seller Parent Financial Statements, since Commencement of Seller's Operations, there has not been:

                  (a) Any action or inaction by Seller Parent which constitutes a breach or default by Seller Parent under any contract, agreement, obligation, lease or license to which Seller Parent is a party or by which it or its property is bound and which would, if uncured, result in a material adverse change in the Purchased Assets or the Origination Business; or

                  (b) Any action taken or omitted by Seller Parent which would have been a breach of Section 6.3 of this Agreement had such been in effect at the time.

4.12A    SELLER'S REPRESENTATIONS AND WARRANTIES.

         Seller's representations and warranties set forth herein, and all information provided by Seller to Purchaser herein or pursuant hereto, are true and correct in all material respects as of the date(s) specified herein with respect thereto.


                                    ARTICLE V
                                    ---------

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         The representations and warranties of Purchaser contained in this Agreement shall continue and survive the purchase of the Origination Business, for the period contemplated in Sections 9.3 and 11.6, and shall inure to the benefit of Seller and Seller Parent. In addition to representations and warranties, if any, made elsewhere in this Agreement, Purchaser represents and warrants to Seller and Seller Parent, as of the Execution Date and the Closing Date (or as of such other date as expressly provided herein) that:

         5.1      CORPORATE ORGANIZATION.

         Purchaser is duly organized, validly existing and in good standing as a federally chartered stock savings bank; it has all requisite corporate power and authority and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own, operate and lease its properties and to conduct its business in the manner in which it is presently being conducted, and is duly qualified and is in good standing in all other jurisdictions where the character or nature of its business requires such qualification except for qualifications and good standing status the lack of which, either singly or in the aggregate, has not had and will not have a material adverse effect upon Purchaser or Purchaser's properties.

         5.2      AUTHORIZATION.

         Purchaser has all requisite corporate power and authority, and all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to execute and deliver this Agreement and to carry out the Closing, other than the Regulatory Approval. The execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action required to be taken on the part of Purchaser; and, upon execution and delivery, this Agreement and the other Transaction Documents will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity.

         5.3      NON-CONTRAVENTION.

         The execution and delivery of this Agreement and the consummation of the Closing by Purchaser does not, and subject to the receipt of the Regulatory Approval will not constitute (a) a breach or violation of or default under any law, rule, or regulation, or any judgment, decree, order, governmental permit, or license, or agreement, indenture, or instrument to which Purchaser is subject; or (b) a breach or violation of or a default under the by-laws, certificate of incorporation, charter or other organizational documents of Purchaser. The consummation of the transactions contemplated hereby will not require any consent, waiver or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, or license or the consent or approval of any other party to any such agreement, indenture, or instrument other than the Regulatory Approval, the Lessor Consents and the Contract Consents.

         5.4      LITIGATION.

         There are no pending or, to the best of Purchaser's knowledge, threatened actions, suits or proceedings before any court, governmental agency, arbitrator or instrumentality which seeks to alter or rescind the validity or propriety of this Agreement or which challenges the validity of this Agreement or which might affect Purchaser's ability to perform it obligations hereunder. Purchaser has received no notice from any Regulatory Authority indicating that such Regulatory Authority would oppose the transactions contemplated hereby or would not grant or issue its consent or approval, if required with respect to the transactions contemplated hereby.

         5.5      FINDERS OR BROKERS.

         Except as described in Schedule 5.5, Purchaser has not engaged or employed a broker or finder in connection with this Agreement.

         5.6      ADEQUATE RESOURCES.

         Purchaser, as of the Execution Date has, and as of the Closing Date will have, adequate resources to pay the Purchase Price to Seller as of the Closing Date, to perform any necessary post-closing adjustments pursuant to Sections 3.3 and 6.2, to meet the Assumed Liabilities and to perform any indemnification obligations that may be required of Purchaser in accordance with
Section 9.2.

         5.7      CONDITION OF PURCHASER.

         Except for the Regulatory Approval, Purchaser has no knowledge of any event or circumstance relating to or affecting Purchaser or of any conflict, violation or default by Purchaser which individually or in the aggregate would materially adversely affect Purchaser's ability to consummate the transactions contemplated by this Agreement. For purposes of this representation, material adverse effect shall not be deemed to include a material adverse effect arising from or caused by general economic or industry trends or developments.

         5.8      REGULATORY APPROVALS.

         The only Regulatory Approval from any Regulatory Authority required for Purchaser to enter into and perform this Agreement and the transactions contemplated hereby is the non-objection of the OTS.


                                   ARTICLE VI
                                   ----------

                            COVENANTS OF THE PARTIES
                            ------------------------

         6.1      EMPLOYEE INCENTIVE PAYMENTS.

         Purchaser and Seller Parent, acting in good faith, shall negotiate and enter into an escrow and paying agent agreement (the "Escrow and Paying Agent Agreement") governing (i) the deposit by Seller Parent in an escrow account with Purchaser of sufficient funds to compensate certain employees of Seller in an amount not less than approximately $500,000 or more than approximately $1,000,000, to be determined by Seller Parent in its sole discretion, and specified in the Escrow and Paying Agent Agreement, for remaining in the employment of Purchaser or an Affiliate of Purchaser on the date 90 days following the Closing Date and (ii) any other matters pertaining thereto.

         6.2      CLOSED LOANS AND PIPELINE LOANS.

                  (a) Purchaser shall have no obligation to purchase any Closed Loan.

                  (b) With respect to Pipeline Loans, the Parties agree as set forth below. All Pipeline Loans purchased by Seller Parent hereunder shall be purchased pursuant to the Correspondent Agreement.

                           1. Any Pipeline Loan that is Agency-type Product with respect to retail production and that is closed by Purchaser within sixty
                                    (60) days after the Closing Date shall be purchased by Seller Parent, on a servicing released basis, within five (5) Business Days following Seller Parent's receipt of all the documents specified in Section 4 of the Correspondent Agreement with respect to the related Pipeline Loan, at a price equal to the effective locked-in commitment price for such Pipeline Loan without the payment of a servicing released premium therefor. Seller Parent agrees that with respect to each such Pipeline Loan so purchased, it will waive the administrative fee owed it under the Correspondent Agreement.

                           2. Any Pipeline Loan that is Agency-type Product with respect to retail production and that is closed by Purchaser between sixty-one (61) days and one hundred twenty
                                    (120) days after the Closing Date shall be purchased by Seller Parent, on a servicing released basis, within five (5) Business Days following Seller Parent's receipt of all the documents specified in Section 4 of the Correspondent Agreement with respect to the related Pipeline Loan, at a price equal to the effective locked-in commitment price for such Pipeline Loan. Seller Parent shall pay Purchaser a servicing released premium equal to 1.0% of the original principal amount of each such Pipeline Loan netted against an administrative fee of $150 that shall be due Seller Parent in connection with each such Pipeline Loan so purchased.

                           3. Any Pipeline Loan that is Agency-type Product with respect to wholesale production and that is closed by Purchaser within sixty
                                    (60) days after the Closing Date shall be purchased by Seller Parent, on a servicing released basis, within five (5) Business Days following Seller Parent's receipt of all the documents specified in Section 4 of the Correspondent Agreement with respect to the related Pipeline Loan, at a price equal to the effective locked-in commitment price for such Pipeline Loan. Seller Parent shall pay Purchaser a servicing released premium equal to the servicing released premium offered by Seller Parent in its servicing released premium schedule for correspondent loan purchases in effect on the date of the applicable effective locked-in commitment price minus 50 basis points. Seller

                                    Parent agrees that with respect to each such Pipeline Loan so purchased, it will waive the administrative fee owed it under the Correspondent Agreement.

                           4. Any Pipeline Loan that is Agency-type Product with respect to wholesale production and that is closed by Purchaser between sixty-one (61) days and one hundred twenty
                                    (120) days after the Closing Date shall be purchased by Seller Parent, on a servicing released basis, within five (5) Business Days following Seller Parent's receipt of all the documents specified in Section 4 of the Correspondent Agreement with respect to the related Pipeline Loan, at a price equal to the effective locked-in commitment price for such Pipeline Loan. Seller Parent shall pay Purchaser a servicing released premium equal to the servicing released premium offered by Seller Parent in its servicing released premium schedule for correspondent loan purchases in effect on the date of the applicable effective locked- in commitment price minus 25 basis points, netted against an administrative fee of $150 that shall be due Seller Parent in connection with each such Pipeline Loan so purchased.

In each case set forth above, (i) Purchaser shall be entitled to retain all origination fees received by Purchaser with respect thereto and all other non-servicing fee revenues associated with such Pipeline Loan after the Closing, and shall bear all expenses incurred after the Closing with respect thereto and
(ii) Seller shall be entitled to retain all origination fees received by Seller with respect thereto and all other non-servicing fee revenues associated with such Pipeline Loan prior to the Closing, and shall bear all expenses incurred prior to the Closing with respect thereto. Notwithstanding the foregoing, however, in the event that Seller has received with respect to any Pipeline Loan, prior to the Closing Date, any prepaid fees in the nature of application fees or other fees intended to reimburse or compensate Seller for the out-of-pocket costs and expenses incurred or to be incurred by Seller in the origination of such Pipeline Loan (the "Prepaid Fees"), Seller shall be entitled to retain such Prepaid Fees. Purchaser shall bill Seller Parent on a monthly basis for Purchaser's out-of-pocket costs and expenses with respect to each Pipeline Loan as well as for any such amounts due to be refunded to the related Mortgagor, as to which such Prepaid Fees were collected by Seller, and Seller Parent shall promptly reimburse Purchaser with respect thereto to the extent of the related Prepaid Fees. Purchaser, Seller and Seller Parent shall review the Prepaid Fees balance 180 days following the Closing Date and shall mutually agree to either continue or end the process outlined above with respect to Prepaid Fees. Furthermore, Purchaser agrees (x) that it shall not delay the closing of any Pipeline Loan that is Agency-type Product except for legitimate reasons related to the particular Pipeline Loan and (y) any such Pipeline Loan that has its interest rate locked with Seller following the Pipeline Loan Cut-Off Date shall be delivered on a mandatory basis (if closed) to Seller Parent under the terms of the Correspondent Agreement. Each of Purchaser and Seller agrees that, with respect to each Pipeline Loan, it shall continue to employ the same review process as was in effect as of the Execution Date. In the event that either Purchaser or Seller determines that a Pipeline Loan does not comply with all Applicable Requirements and the Correspondent Manual, including the underwriting guidelines, as in effect as of the applicable lock-in commitment date, the

Party discovering such deficiency shall promptly notify the other Party, in writing, of such deficiency.

         6.3      CONDUCT OF BUSINESS.

         During the period from the date of this Agreement to the Closing Date, except as set forth in Schedule 6.3 or as otherwise consented to in writing by Purchaser, Seller and Seller Parent shall, with respect to the Origination
Business:

                  (a) carry on the Origination Business in all material respects in accordance with Applicable Requirements and in the ordinary course of business consistent with past practice and use all reasonable efforts to preserve intact its present business organization, and preserve its relationships with Originators, customers, suppliers and others having business dealings with it;

                  (b) not take or omit to take any action materially inconsistent with the representations, warranties and covenants contained in this Agreement;

                  (c) not mortgage, pledge or subject to any lien (except for taxes not yet due and payable), security interest, charge or encumbrance any of the Purchased Assets;

                  (d) except in the ordinary course of business consistent with past practice, not sell, transfer or otherwise dispose of any of the Purchased Assets;

                  (e) not increase or agree to increase the salary, remuneration or compensation of any employees employed in the conduct of the Origination Business (other than those employees to whom Purchaser has indicated that it will not offer employment) other than in accordance with Seller's customary policies or pay or agree to pay any bonus not already committed to be paid to any such employees;

                  (f) not solicit any employees employed in the conduct of the Origination Business (other than those employees to whom Purchaser has indicated that it will not offer employment) to transfer employment to another division or affiliate of Seller;

                  (g) not terminate, except for cause, the employment of any employees employed in the conduct of the Origination Business (other than those employees to whom Purchaser has indicated that it will not offer employment) and shall not, except in the ordinary course of business consistent with past practice, hire any new employees;

                  (h) other than entering into renewals, not renegotiate or change the terms of any of the Contracts, Personal Property Leases, Licenses or Real Property Leases that result in a change in the obligations assumed by Purchaser;

                  (i) pay, perform and discharge, when due, all liabilities and obligations imposed on Seller related to the Purchased Assets and the Origination Business;

                  (j) give reasonable prior notice to Purchaser prior to settling any lawsuits related to or affecting the Origination Business or the Purchased Assets for an amount in excess of $25,000;

                  (k) maintain in full force and effect all of Seller's insurance policies currently in effect and related to the Origination Business;

                  (l) not establish any new Plan that covers solely employees of Seller or amend any such Plan except as may be necessary to comply with applicable law;

                  (m) except in the ordinary course of business consistent with past practice, not alter or vary its Origination Practices, excluding the manner, methods, procedures, forms, documents and agreements used by Seller in connection with warehousing, pricing, modifying, selling or pooling mortgage loans;

                  (n) not purchase or otherwise acquire, or agree to acquire, any business or corporation;

                  (o) except in the ordinary course of business consistent with past practice, not create, incur or assume any material borrowings;

                  (p) not make any capital expenditures in excess of $25,000;
and

                  (q) not establish or make any commitment relating to the establishment of any new branch or other office facilities.

         6.4      LESSOR CONSENTS AND CONTRACT CONSENTS.

                  (a) Seller, Seller Parent and Purchaser shall use all reasonable efforts to obtain the Lessor Consents and the Contract Consents. Seller and/or Seller Parent shall pay all costs related to obtaining the Lessor Consents and the Contract Consents. In the event the Lessor Consents for any of the Leased Real Property cannot be obtained, the Parties shall use all reasonable efforts to obtain the lessor's consent to sublease such Leased Real Property to Purchaser on substantially the same terms and conditions as if Purchaser were the prime lessee of such Leased Real Property. Seller and/or Seller Parent shall pay all costs related to obtaining any such consent to a sublease.

                  (b) In the event the Parties are unable to obtain consent to assign or sublease any of the Leased Real Property, such Leased Real Property shall be removed from Schedule 7 and the parties shall use all reasonable efforts to have Purchaser locate and enter into a lease for comparable office space in the same geographic area. Seller and/or Seller Parent shall be responsible for all costs resulting from the inability to obtain the consent to assignment or sublease of the Leased Real Property substantially on the same terms as in effect on the date hereof, including without limitation additional rental payments and any costs and expenses reasonably incurred by Purchaser that are associated with relocation; PROVIDED, HOWEVER, that Purchaser shall not be entitled to any abatement of the Purchase Price as a result thereof. Such costs will be paid by Seller or Seller Parent promptly upon receipt of Purchaser's invoice with respect thereto.

                  (c) [Intentionally omitted.]

                  (d) In the event the Parties are unable to obtain consent to assign any of the Leased Personal Property by the Closing Date, such Leased Personal Property shall be removed from Schedule 6; PROVIDED, HOWEVER, that Purchaser shall not be entitled to any abatement of the Purchase
Price as a result thereof.

                  (e) In the event the Parties are unable to obtain consent to assign any of the Contracts by the Closing Date, such Contract shall be removed from Schedule 2; PROVIDED, HOWEVER, that Purchaser shall not be entitled to any abatement of the Purchase Price as a result thereof.

         6.5      REGULATORY APPROVAL.

                  Neither Seller nor Seller Parent shall take any action that would adversely affect or delay the ability of Purchaser to obtain the Regulatory Approval.

         6.6      FURTHER ASSURANCES; TRANSITIONAL MATTERS.

                  (a) From the date hereof through the Closing Date, Seller and Seller Parent shall provide Purchaser all reasonable assistance requested by Purchaser in order to effect the Closing including but without limitation, such information reasonably necessary or desirable to Purchaser in obtaining the Regulatory Approval.

                  (b) During the period from the date hereof through the Cut-Off Date, Seller or Seller Parent shall furnish to Purchaser a copy of (i) each state or local income tax or franchise tax return filed by or for Seller related to Seller with any state or local taxing authority and (ii) monthly financial statements related to Seller in the form attached hereto as Exhibit A.

                  (c) From the date hereof up to the Closing Date, Purchaser shall provide Seller all reasonable assistance requested by Seller in order to effect the Closing including, but without limitation, such information reasonably necessary or desirable to Seller in obtaining the Contract
Consents and the Lessor Consents.

                  (d) During the period between the Execution Date and the Closing Date: (i) Purchaser shall have reasonable access to officers and employees of Seller and Seller Parent, at their respective offices, related to the Origination Business for informational meetings regarding human resource matters and the procedures, policies and operations which Purchaser plans to implement from and after the Closing Date; (ii) Seller and Seller Parent shall cooperate with Purchaser in arranging for meetings between Purchaser and Originators at the reasonable request of Purchaser; and (iii) Seller and Seller Parent shall cooperate with Purchaser so as to facilitate Purchaser forwarding mutually acceptable correspondence and communication to Originators regarding this Agreement, the transactions contemplated hereby and Purchaser's plans for conduct of the Origination Business after Closing.

                  (e) No Party shall take any action or omit to take any action that would adversely affect or delay the ability of any Party to perform its obligations hereunder on a timely basis.

         6.7      NO SOLICITATION.

         Neither Seller, Seller Parent, any Affiliate of Seller or Seller Parent, nor any officer, employee, representative, agent, financial advisor of Seller or Seller Parent or any Affiliate of Seller or Seller Parent shall directly or indirectly encourage or solicit, or hold negotiations with, any Person, entity or group other than Purchaser concerning any sale of the Purchased Assets and the
Origination Business.

         6.8      ALLOCATION OF PURCHASE PRICE.

         Seller and Purchaser shall each allocate the Purchase Price of the Purchased Assets acquired by Purchaser hereunder as each Party deems appropriate.

         6.9      PREPARATION OF CLOSING DATE SCHEDULE OF PURCHASED ASSETS.

         Seller shall prepare and deliver to Purchaser, at least five (5) Business Days prior to the Closing Date, the Closing Date Schedule of Purchased Assets prepared on the basis of the best information reasonably available to Seller and Purchaser at that time in accordance with Section 3.2 of this Agreement.

         6.10     PRORATION OF OPERATING REVENUES, COSTS AND EXPENSES.

         All revenues, costs and other expenses attributable to the Purchased Assets and the Origination Business shall be prorated as of the Closing Date. Except as otherwise provided in this Agreement, all revenues, costs and expenses relating to the Purchased Assets and the conduct of the Origination Business prior to the Closing Date shall be Seller's responsibility, and all revenues, costs and expenses relating to the Purchased Assets and the conduct of the Origination Business on and after the Closing Date shall be Purchaser's responsibility. To the extent a Real Property Lease is assigned to Purchaser and Seller or Seller Parent had paid the related landlord or sublessor (i) a security deposit or (ii) pre-paid rent or other advance of funds attributable to any period subsequent to the Closing, Purchaser shall pay to Seller Parent on the Closing Date the aggregate of such amounts together with any accrued interest that may be owing to Seller or Seller Parent, as the case may be, which amounts are set forth on Schedule 6.10 and are derived from the Seller Financial Statements. To the extent that any operating costs, property taxes, wages, salaries, commissions, bonuses and other direct compensation to Seller's employees or agents or other amounts have been incurred but are not as yet due and owing or are not yet paid as of the Closing Date, Seller or Purchaser, as the case may be, shall promptly pay or reimburse Purchaser or Seller, as the case may be, for Purchaser's or Seller's, as the case may be, pro-rata part thereof upon receipt by Purchaser or Seller, as the case may be, of the invoice or paid invoice, as the case may be. Purchaser and Seller shall use all reasonable efforts to perform a final proration of all revenues, costs and other expenses attributable to the Purchased Assets and the Origination Business within 60 days of the Closing

Date; provided, however, that in no event shall such final proration occur more than 120 days following the Closing Date.

         6.11     EMPLOYEES.

                  (a) Purchaser shall have the right to employ on or after the Closing Date any employees of Seller employed as of the Execution Date in the conduct of the Origination Business who choose to be so employed; provided, however, that Purchaser shall offer three year employment agreements in the form of Exhibit M attached hereto to the President and the seven branch managers of Seller, all of whom are listed in Schedule 6.11, and employment to all other employees of Seller. Purchaser shall determine the terms and conditions of employment of the employees of Seller who are employed by Purchaser; provided, however, that compensation would be at levels standard in the mortgage banking industry and would be substantially equivalent to current compensation levels and that the other terms and conditions of employment of the employees of Seller who are employed by Purchaser shall be substantially equivalent to the terms and conditions of their current employment subject to compliance by Purchaser with all applicable laws. Purchaser shall offer to those employees listed in Schedule
6.11 an aggregate of 25,000 non-qualified stock options to purchase shares of common stock of Purchaser Parent, which stock options will be granted at the Fair Market Value thereof at the date of grant and will vest over a three year period. Purchaser covenants that, within ten (10) Business Days following the Execution Date, it shall present to at least 90% of Seller's loan officers a form of compensation agreement, which agreements shall be effective immediately upon the Closing. As early as practicable, but not later than the Closing Date, Purchaser will notify Seller of the names of the employees who have accepted Purchaser's offer of employment. Seller shall use all reasonable efforts to assist Purchaser in obtaining the employment of those employees to whom Purchaser desires to offer employment. Seller's provision of notice under the WARN Act shall not be deemed to be a failure to use all reasonable efforts to assist Purchaser in obtaining the employment of those employees to whom Purchaser desires to offer employment. Except as otherwise agreed to among Purchaser, Seller and any employee of Seller as of the Execution Date who is employed by Purchaser on the Closing Date in the conduct of the Origination Business, all severance pay, unemployment compensation, accrued vacation or sick pay, withholding and FICA taxes, COBRA benefits, pension benefits, post-employment health care and life insurance benefits, and any payments due any employee under any executive security, change in control or similar agreement, or any other expenses or liabilities of any nature associated with any employees related to their employment by Seller prior to the Closing Date, including without limitation any expenses or liabilities associated with any contract set forth in Schedule 4.15, shall be the sole responsibility of Seller. Any compensation (including management bonuses) due any employee for Mortgage Loans closed prior to the Closing Date, whether or not purchased by Purchaser, shall be the responsibility of Seller. Except as otherwise provided herein or as Purchaser may agree with a particular employee, any employees accepting employment with Purchaser shall be employed as new hires and on an employment at will basis. Employees of Seller employed as of the Execution Date shall not be third party beneficiaries of this Agreement.

                  (b) Except as otherwise agreed to among Purchaser, Seller and any employee of Seller as of the Execution Date who is employed by Purchaser on the Closing Date in the conduct of the Origination Business, Purchaser is not assuming, and it shall have no responsibility for the continuation of, or any liabilities under or in connection with, any of the following: (i) any contract as set forth in Section 4.15; or (ii) any notices required to be given to Seller's employees pursuant to the WARN Act, COBRA or any other applicable federal or state law.

                  (c) Seller and Seller Parent agree that, for a period of three years after the Closing Date, neither Seller nor Seller Parent nor any Affiliate controlled by Seller Parent will directly or indirectly solicit employment of or employ any employee of Seller hired by Purchaser pursuant to this Agreement. Any non-competition agreements between an employee hired by Purchaser pursuant to this Agreement and Seller, Seller Parent or Affiliates controlled by Seller Parent shall terminate as of the time such employee commences employment with Purchaser.

         6.12     NO OTHER LIABILITIES.

         Except for the Assumed Liabilities, Purchaser assumes no other liabilities or obligations of Seller.

         6.13     NON-SOLICITATION OF CUSTOMERS.

         Neither Seller nor any Affiliate of Seller shall make use of any lists of current or former mortgagors of Seller or any Originator or former Originator in any manner and shall not divulge to any other Person any such mortgagor lists, lists of Originators or other information with respect thereto or attempt to profit from any such list or information which is or comes into the possession of Seller or any Affiliate of Seller. Purchaser covenants and agrees that it shall not, during the one-year period beginning on the Closing Date, take any action to solicit the refinancing of any Mortgage Loan originated by Seller; provided, however, that the foregoing shall not preclude Purchaser from
(a) engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed solely toward the Mortgagors;
(b) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts Purchaser or an Affiliate thereof to request the refinancing of the related Mortgage Loan; or (c) targeting any Mortgagor or group of Mortgagors for other products or services of CFS Bank or Purchaser Parent.

         6.14 USE OF EXISTING MARKETING, SOLICITATION AND ORIGINATION MATERIALS OF SELLER.

         Seller, as of the Closing Date and at its own expense, shall cease using the Intercounty Mortgage name and shall change its name on all stationery, forms and other similar documents used in the ordinary course of business to a name which is not in any way similar to Seller's name prior to the Closing Date, and which is generally acceptable to Purchaser.

         6.15     MAINTENANCE OF RESOURCES.

                  (a) From the Closing Date, Purchaser shall maintain sufficient resources to meet its obligations hereunder.

                  (b) From the Closing Date, Seller or Seller Parent shall maintain sufficient resources to meet Seller's obligations hereunder.

         6.16     AGREEMENT NOT TO COMPETE.

         Neither Seller nor Seller Parent nor any Affiliate controlled by Seller Parent shall directly or indirectly: (a) originate or close on a retail basis any Agency-type Product during the two year period following the Closing Date;
(b) solicit for purchase on a wholesale basis, from any Originator from whom Seller has purchased a mortgage loan in the twelve months prior to the Closing Date and who is identified on Schedule 6.16 attached hereto, any Agency-type Product during the period following the Closing Date ending on the earlier to occur of (i) the one year anniversary of the Closing Date and (ii) the date on which Purchaser terminates the Correspondent Agreement; or (c) purchase any Person having an office in any of New York, New Jersey, Pennsylvania, Connecticut or Massachusetts that is primarily in the retail business of originating any Agency-type Product during the two year period following the Closing Date.

         6.17     PIPELINE LOAN INFORMATION.

         Seller or Seller Parent shall deliver to Purchaser on the next Business Day following the Pipeline Loan Cut-Off Date a tape or electronic media which sets forth the following true and correct information, as of the Pipeline Loan Cut-Off Date with respect to each Pipeline Loan: (a) the loan number of each such Pipeline Loan; (b) the principal balance of each such Pipeline Loan; (c) the Originator of each such Pipeline Loan; (d) the interest rate of each Pipeline Loan with a locked rate and the proposed interest rate of each Pipeline Loan with a floating rate, and whether such rate is adjustable; (e) the state in which the property securing each such Pipeline Loan is located; and (f) all other terms of lock-in, registration or binding commitment with respect to the Pipeline Loan.

         6.18     ASSIGNMENT OF TRADEMARK AND SERVICEMARK.

         If Seller has trademarked the Intercounty Mortgage name or the acronym IMI (or any name or initials similar thereto) or any trademarks, trade names, logos or other symbols, Seller shall deliver the executed Assignment of Trademark and Servicemark Agreement to Purchaser in the form of Exhibit H.

         6.19     PROCESSING, UNDERWRITING AND CLOSING SYSTEMS.

         During the term of the Correspondent Agreement, to the extent Seller Parent provides access to any automated mortgage loan processing, underwriting or closing systems to any correspondent equivalent to Purchaser, Seller Parent shall provide equivalent access to such automated mortgage loan processing, underwriting or closing systems to Purchaser. Nothing set forth herein shall be deemed to require equivalent access to automated mortgage loan processing, underwriting or closing systems provided on a pilot program or Beta test basis; provided, however, that if Seller Parent provides access to any automated mortgage loan processing, underwriting or closing system to five or more parties on a pilot program or Beta test basis, Seller Parent shall provide equivalent access to such automated mortgage loan processing, underwriting or closing system to Purchaser.

         6.20     LEASED SOFTWARE.

         It is understood that the Personal Property Leases with respect to the Leased Software shall not be assigned to Purchaser; provided, however, that such Personal Property Leases that are not being assigned shall be maintained by Seller or Seller Parent at Seller's or Seller Parent's expense during the period ending six (6) months after the Closing Date. Seller shall assist Purchaser in the use of the Leased Software during the transition. Purchaser shall use all reasonable efforts to complete the transition of the Origination Business onto its own computer software and to release Seller from its obligations under this
Section 6.20 as promptly as is practicable. Any cost of terminating any Personal Property Lease with respect to the Leased Software shall be solely the obligation of Seller and/or Seller Parent.

         6.21     WAIVER OF COMPLIANCE WITH BULK SALES ACT PROCEDURES.

         The Parties hereby waive compliance with any applicable bulk sales act procedures, and Seller and Seller Parent shall indemnify Purchaser with respect to any liability arising out of such lack of compliance.

         6.22     TRANSFER TAX.

         In the event that any transfer tax is due and payable in connection with the assignment of any Real Property Leases, Seller and Seller Parent shall be responsible for the preparation of the transfer tax returns and for the payment of any transfer taxes due and payable.

         6.23     AUDIT OPINION.

         Seller Parent shall provide to Purchaser at or before Closing a copy of the audit opinion related to the Seller Parent Financial Statements, including consolidating schedules.

         6.24     REGULATORY APPROVAL.

         Purchaser shall, within fifteen (15) days following the Execution Date, submit to the OTS a completed notice requesting Regulatory Approval.


                                   ARTICLE VII
                                   -----------

                   CONDITIONS TO OBLIGATIONS OF THE PURCHASER
                   ------------------------------------------

         The obligations of Purchaser under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing Date, which conditions may be waived in the discretion of Purchaser:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND SELLER PARENT.

         The representations and warranties of Seller and Seller Parent contained in this Agreement and the information contained in the Exhibits and Schedules and other Transaction Documents delivered by Seller pursuant to this Agreement shall be true and correct, in all material respects, at the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived by Purchaser hereunder; (ii) such representation or warranty is no longer true due to action or inaction of Seller or Seller Parent that was consented to in writing by Purchaser; or (iii) the failure or failures of any such representations or warranties to be so true and correct, either singly or in the aggregate, do not have a material adverse effect on either the consummation of the transactions contemplated by this Agreement, the Purchased Assets or operation of the Origination Business by Purchaser. Seller and Seller Parent shall have performed in all material respects all obligations and agreements, and shall have materially complied with all terms, covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

         7.2      CORPORATE RESOLUTION.

         Purchaser shall have received from Seller and Seller Parent prior to the Closing Date certified copies of resolutions of the Board of Directors of each of Seller and Seller Parent authorizing and approving the execution of this Agreement and the Transaction Documents, and completion of the transactions contemplated by this Agreement.

         7.3      OFFICER'S CERTIFICATIONS.

                  (a) Purchaser shall have received an Officer's Certification from the President or an Executive Vice President of Seller dated the Closing Date to the effect that (x) all of the representations and warranties of Seller contained in this Agreement and the information contained in the Exhibits and Schedules and other Transaction Documents delivered by Seller pursuant to this Agreement are true and correct, in all material respects, at the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived by Purchaser hereunder; (ii) such representation or warranty is no longer true due to action or inaction of Seller that was consented to in writing by Purchaser; or (iii) the failure or failures of any such representations or warranties to be so true and correct, either singly or in the aggregate, do not have a material adverse effect on either the consummation of the transactions contemplated by this Agreement, the Purchased Assets or operation of the Origination Business by Purchaser; and (y) Seller has performed in all material respects all obligations and agreements, and has materially complied with all terms, covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date, in substantially the form set forth in Exhibit J.

                  (b) Purchaser shall have received an Officer's Certification from the Vice Chairman and Managing Director or an Executive Vice President of Seller Parent dated the Closing Date to the effect that (x) all of the representations and warranties made by Seller Parent under this Agreement and the information contained in the Exhibits and Schedules and other Transaction

Documents delivered by Seller Parent pursuant to this Agreement are true and correct, in all material respects, at the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived by Purchaser hereunder; (ii) such representation or warranty is no longer true due to action or inaction of Seller Parent that was consented to in writing by Purchaser; or (iii) the failure or failures of any such representations or warranties to be so true and correct, either singly or in the aggregate, do not have a material adverse effect on either the consummation of the transactions contemplated by this Agreement, the Purchased Assets or operation of the Origination Business by Purchaser; and (y) Seller Parent has performed in all material respects all obligations and agreements, and has materially complied with all terms, covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date, in substantially the form set forth in Exhibit K.

         7.4      [INTENTIONALLY OMITTED]

         7.5      OPINION OF COUNSEL TO SELLER AND SELLER PARENT.

         Purchaser shall have received an opinion, dated the Closing Date, of Jordan D. Dorchuck, Esq., counsel to Seller, and Jordan D. Dorchuck, Esq., senior vice president and general counsel of Seller Parent, in substantially the form of Exhibit C and Exhibit D, respectively.

         7.6      REGULATORY APPROVAL.

         The Regulatory Approval shall have been obtained and all necessary conditions, including all legally required waiting, protest or appeal periods, of or relating to such approvals shall have expired or been fully satisfied; provided, however, that Purchaser may deem this condition unfulfilled if the Regulatory Approval is subject to qualifications or conditions which, in the reasonable judgment of Purchaser, (i) prohibit Purchaser or its Affiliates from engaging in any material activity which they currently conduct or which they may conduct under applicable law, (ii) impose any condition or requirement on Purchaser which is or would become applicable to Purchaser and which will materially adversely affect Purchaser's conduct of the Origination Business or Purchaser's reasonable prospects for the Origination Business, or (iii) has a material adverse effect on the Purchased Assets or the Origination Business.

         7.7      LITIGATION.

         There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental action against any of Seller, Seller Parent or Purchaser for the purpose of enjoining or preventing the transfer of the Purchased Assets or the Origination Business, or otherwise preventing the consummation of the Closing or otherwise claiming that this Agreement or the transfer of the Purchased Assets or the Origination Business or the consummation of the Closing is illegal or unauthorized.

         7.8      FILINGS.

         If necessary, Seller shall have made all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all required statutory waiting periods under such Act shall have terminated.

         7.9      ENVIRONMENTAL MATTERS.

         There shall exist no proceeding, claim or action regarding the release or existence of any Hazardous Materials at or in connection with any Leased Real Property, Purchased Asset or Assumed Liability.

         7.10     [INTENTIONALLY OMITTED]

         7.11     [INTENTIONALLY OMITTED]

         7.12     [INTENTIONALLY OMITTED]

         7.13     LOAN LEVELS.

         The 1998 First Quarter Loan Production shall have been equal to or greater than $156.25 million principal amount; provided, however, that in the event the 1998 First Quarter Loan Production is less than $156.25 million principal amount, then the component of the Purchase Price set forth in clause
(ii) of Section 3.1 shall be reduced to an amount that, expressed as a ratio, is to be calculated as follows: $5 million / $625 million = x / (the 1998 First Quarter Loan Production multiplied by 4), where x is the amount that shall replace the figure $5 million appearing in clause (ii) of Section 3.1 and provided, further, that if the 1998 First Quarter Loan Production was less than $125 million principal amount, then Purchaser shall be entitled to terminate this Agreement in accordance with Section 10.1(e).

         7.14     EMPLOYEES.

         Seller's loan officers who shall have accepted employment with Purchaser or an Affiliate thereof in accordance with Section 6.11 ("Continued Production Employees") shall be individuals who were responsible for at least $140 million principal amount of the 1998 First Quarter Loan Production; provided, however, that if the Continued Production Employees were responsible for less than $140 million principal amount of the 1998 First Quarter Loan Production, then the component of the Purchase Price set forth in clause (ii) of
Section 3.1 shall be reduced to an amount that, expressed as a ratio, is to be calculated as follows: $5 million / $560 million = x / (the 1998 First Quarter Loan Production provided by the Continued Production Employees multiplied by 4), where x is the amount that shall replace the figure $5 million appearing in clause (ii) of Section 3.1; and provided, further, that if the Continued Production Employees were responsible for less than $125 million principal amount of the 1998 First Quarter Loan Production, then Purchaser shall be entitled to terminate this Agreement in accordance with Section 10.1(e). In addition, all of the employment agreements with all of the people (except for Gary Canonico) listed on Schedule 6.11 shall be in place and shall have not been rescinded prior to Closing.

         The Purchase Price adjustments provided in this Section 7.14 and the preceding Section 7.13 are exclusive and not cumulative and, to the extent applicable, Purchaser shall be entitled to use the calculation under whichever of the two sections results in the lower Purchase Price.

         7.15     BILL OF SALE.

         Seller shall have executed and delivered to Purchaser the Bill of Sale in substantially the form of Exhibit F, and Purchaser shall have received at the Closing such other bills of sale, endorsements, assignments and other instruments of transfer and conveyance as shall reasonably be requested by Purchaser to vest in Purchaser full right, title and interest in and to the Purchased Assets and the Origination Business, and at the Closing Seller shall allow Purchaser to take actual possession and operating control of the Purchased Assets and the Origination Business.

         7.16     ASSIGNMENT OF TRADEMARK AND SERVICEMARK.

         If required pursuant to Section 6.18, Seller shall have delivered the executed Assignment of Trademark and Servicemark Agreement to Purchaser in the form of Exhibit H.

         7.17     CORRESPONDENT AGREEMENT.

         Seller Parent shall have delivered an executed copy of the Correspondent Agreement in the form of Exhibit G to Purchaser, which shall provide for the terms and conditions under which, after the Closing, Seller Parent shall purchase from Purchaser (i) Agency-type Product Pipeline Loans and
(ii) FHA, VA, conventional conforming or conventional non-conforming (jumbo) mortgage loans that are eligible for sale to FNMA or FHLMC (or, but for their size, would be so eligible) under than applicable FNMA/FHLMC guidelines and that are secured by one-to-four family residential properties.

         7.18     ESCROW AND PAYING AGENT AGREEMENT.

         Seller Parent shall have delivered an executed copy of the Escrow and Paying Agent Agreement to Purchaser.

         7.19     [INTENTIONALLY OMITTED]

         7.20     [INTENTIONALLY OMITTED]

         7.21     CERTIFICATES OF GOOD STANDING.

         Purchaser shall have received long-form good standing certificates with respect to Seller and Seller Parent, which include tax status.

                                  ARTICLE VIII

              CONDITIONS TO OBLIGATIONS OF SELLER AND SELLER PARENT

         The obligations of Seller and Seller Parent under this Agreement are subject to satisfaction of the following conditions at or prior to the Closing Date, which conditions may be waived in the discretion of Seller or Seller Parent:

         8.1      REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

         The representations and warranties of Purchaser contained in this Agreement and the information contained in the Exhibits, Schedules and other Transaction Documents delivered by Purchaser pursuant to this Agreement shall be true and correct, in all material respects, at the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived hereunder by Seller or Seller Parent, (ii) such representation or warranty is no longer true due to action or inaction of Purchaser that was consented to in writing by Seller or Seller Parent, or (iii) the failure or failures of any such representations or warranties to be so true and correct, either singly or in the aggregate, do not have a material adverse effect on the ability of Purchaser to complete the transactions contemplated by this Agreement. Purchaser shall have performed in all material respects all obligations and agreements, and shall have materially complied with all terms, covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or at the Closing Date.

         8.2      OPINION OF COUNSEL TO THE PURCHASER.

         Seller and Seller Parent shall have received an opinion dated the Closing Date of Thacher Proffitt & Wood, counsel to Purchaser, in substantially the form set forth in Exhibit E.

         8.3      CORPORATE RESOLUTION.

         Seller shall have received from Purchaser prior to the Closing Date certified copies of resolutions of the Board of Directors of Purchaser authorizing and approving the execution of this Agreement and the Transaction Documents, and completion of the transactions contemplated by this Agreement.

         8.4      OFFICER'S CERTIFICATION.

         Seller shall have received an Officer's Certification from the President or Senior Vice President of Purchaser dated the Closing Date to the effect that (x) all of the representations and warranties made by Purchaser under this Agreement and the information contained in the Exhibits and Schedules and other Transaction Documents delivered by Purchaser pursuant to this Agreement are true and correct, in all material respects, at the Closing Date with the same effect as though made at such time (unless such representations and warranties speak as of a different date), except to the extent (i) waived by Seller or Seller Parent hereunder; (ii) such representation or warranty is no longer true due to action or inaction of Purchaser that was consented to in writing by Seller and/or

Seller Parent; or (iii) the failure or failures of any such representations or warranties to be so true and correct, either singly or in the aggregate, do not have a material adverse effect on the ability of Purchaser to complete the transactions contemplated by this Agreement; and (y) Purchaser has performed in all material respects all obligations and agreements, and has materially complied with all terms, covenants and conditions contained in this Agreement to be performed or complied with by it prior to or at the Closing Date, in substantially the form set forth in Exhibit L.

         8.5      REGULATORY APPROVAL.

         Purchaser shall have obtained the Regulatory Approval and all necessary conditions, including all legally required waiting, protest or appeal periods, of or relating to such Regulatory Approval shall have expired or been fully satisfied.

         8.6      LITIGATION.

         There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental action against any of Seller, Seller Parent or Purchaser for the purpose of enjoining or preventing the transfer of the Purchased Assets or the Origination Business, or otherwise preventing the consummation of the Closing or otherwise claiming that this Agreement or the transfer of the Purchased Assets or the Origination Business or the consummation of the Closing is illegal or unauthorized.

         8.7      FILINGS.

         If necessary, Purchaser shall have made all filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and all required statutory waiting periods under such Act shall have terminated.

         8.8      ESCROW AND PAYING AGENT AGREEMENT.

         Purchaser shall have delivered an executed copy of the Escrow and Paying Agent Agreement to Seller Parent.

         8.9      [INTENTIONALLY OMITTED]

         8.10     ASSUMPTION AGREEMENT.

         Purchaser shall have executed and delivered to Seller the Assumption Agreement substantially in the form of Exhibit I.

         8.11     CORRESPONDENT AGREEMENT.

         Purchaser shall have delivered an executed copy of the Correspondent Agreement in the form of Exhibit G to Seller Parent, which shall provide for the terms and conditions under which, after the Closing, Seller Parent shall purchase from Purchaser (i) Agency-type Product Pipeline Loans and (ii) FHA, VA, conventional conforming or conventional non-conforming (jumbo) mortgage loans that are eligible for sale to FNMA or FHLMC (or, but for their size, would be so eligible) under than applicable FNMA/FHLMC guidelines and that are secured by one-to-four family residential properties.


                                   ARTICLE IX
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

         9.1      INDEMNIFICATION BY SELLER AND SELLER PARENT.

         Seller and Seller Parent shall jointly and severally indemnify and hold harmless Purchaser, any Affiliate of Purchaser and each officer, director, employee or agent, whether past, present or future, of Purchaser or any Affiliate of Purchaser, from and against, and will reimburse each of them for, any and all Damages or Losses to the extent arising out of, relating to or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty made by Seller or Seller Parent in this Agreement;

                  (b) any item listed in the Seller Disclosure Schedule hereto as an exception to Seller's representations and warranties in Article IV hereof that materially and adversely affects Purchaser's conduct of the Origination Business after Closing;

                  (c) the failure by Seller or Seller Parent to perform or observe any covenant or agreement on the part of Seller or Seller Parent contained in this Agreement;

                  (d) the failure of Seller prior to the Closing Date to comply with the Applicable Requirements relating to the conduct of its business, including the Origination Business, or the act or failure to act of Seller prior to the Closing Date relating to the Purchased Assets;

                  (e) any obligation or liability of Seller that is not expressly assumed by Purchaser pursuant to this Agreement;

                  (f) any Damages or Losses related to any Claim asserted prior to or after the Closing and attributable to the period prior to the Closing and related to the business of Seller;

                  (g) Seller's conduct of its business on or after the Closing;

                  (h) any and all Damages or Losses related to any Claims related to the employment or termination of employment, including a constructive termination, of any employee of Seller from employment with Seller either prior to or after Closing;

                  (i) as to Pipeline Loans, (i) any fraud in the origination of a Pipeline Loan, which fraud occurred prior to the Closing Date and for which Seller had issued an underwriting commitment prior to the Closing Date; (ii) the failure of any Pipeline Loan, for which an underwriting commitment was made prior to the Closing Date and to which underwriting commitment Purchaser adhered in processing such Pipeline Loan, to be in compliance and conformity with the Applicable Requirements, the Underwriting Guidelines or the requirements of the Originator Agreement, which failure occurred prior to the Closing Date; or (iii) Seller's failure or any Originator's failure to comply, prior to the Closing Date, with the Applicable Requirements, the Underwriting Guidelines or the requirements of the Originator Agreement in processing any Pipeline Loan;

                  (j) in those instances where Purchaser is subleasing Leased Real Property from Seller, any and all Damages or Losses related to any Claims brought against Purchaser concerning the use of Hazardous Materials prior to Closing by a current or prior owner, tenant, subtenant, or current or prior tenant or subtenant on or affecting any Leased Real Property or Leased Personal Property in any manner which materially violated federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

                  (k) any criminal activity of an employee of Seller in connection with the business of Seller, prior to the Closing Date, whether or not Seller knew of such criminal activity;

                  (l) any criminal activity, prior to Closing, of an employee of Seller which was documented in the records of Seller or an Affiliate of Seller and/or of which Seller or an Affiliate of Seller had knowledge; or

                  (m) lack of compliance with the bulk sales act procedures as provided in Section 6.21.

         Provided, however, that Seller shall not indemnify Purchaser or hold Purchaser harmless for any Damages or Losses for which Purchaser is obligated to indemnify Seller pursuant to Section 9.2 hereof.

         9.2      INDEMNIFICATION BY PURCHASER.

         Purchaser shall indemnify and hold harmless Seller, any Affiliate of Seller and each officer, director, employee or agent, whether past, present or future, of Seller or any Affiliate of Seller, from and against, and will reimburse each of them for, any and all Damages or Losses to the extent arising out of, relating to or resulting from:

                  (a) the inaccuracy or breach of any representation or warranty made by Purchaser in this Agreement in each case without regard to any limitation or qualification contained herein as to materiality or Purchaser's knowledge;

                  (b) any item listed in any Schedule hereto as an exception to Purchaser's representations or warranties in Article V hereof;

                  (c) the failure by Purchaser to perform or observe any covenant or agreement on the part of Purchaser contained in this Agreement;

                  (d) any Damages or Losses related to any Claim asserted after the Closing and attributable to the period after the Closing and related to the business of Purchaser;

                  (e) Purchaser's conduct of its business on or after the Closing;

                  (f) any and all Damages or Losses related to any Claims relating to the employment of or termination of employment, including a constructive termination, of any employee of Purchaser or an Affiliate thereof on or after the Closing;

                  (g) the failure of Purchaser after the Closing to comply with the Applicable Requirements relating to the conduct of its business, including the Origination Business, or the act or failure to act of Purchaser after the Closing relating to the Purchased Assets or Assumed Liabilities;

                  (h) any obligation or liability of Seller that is expressly assumed by Purchaser pursuant to this Agreement, except for a liability or obligation attributable to the period prior to the Closing Date;

                  (i) any and all Damages or Losses related to any Claims related to Purchaser's continued use of Seller's name as provided in Section
6.14 and excluding any Claim related to breach of a servicemark, trademark, patent or other license; or

                  (j) as to Pipeline Loans, (i) any fraud in the origination of a Pipeline Loan, which fraud occurred subsequent to the Closing and for which Seller or Purchaser had issued an underwriting commitment; (ii) the failure of any Pipeline Loan, for which an underwriting commitment had been issued by Seller or Purchaser, to be in compliance and conformity with the Applicable Requirements, the Underwriting Guidelines or the requirements of the Originator Agreement, which failure occurred subsequent to Closing; or (iii) Purchaser's failure or any Originator's failure to comply, subsequent to Closing, with the Applicable Requirements, the Underwriting Guidelines or the requirements of the Originator Agreement in processing any Pipeline Loan.

                  Provided, however, that Purchaser shall not indemnify Seller or any Affiliate of Seller or hold Seller or any Affiliate of Seller harmless for any Damages or Losses for which Seller or any Affiliate of Seller is obligated to indemnify Purchaser pursuant to Section 9.1 hereof.

         9.3      LIMITATIONS ON INDEMNIFICATION.

                  (a) Except with respect to Losses or Damages related to: (i) fraud by the Party against whom indemnification is sought; or (ii) a Claim relating to an undisclosed liability of Seller existing as of the Closing Date, all of which will be subject to the applicable statute of limitations for recovery with respect thereto, the obligations of Seller, Seller Parent and Purchaser pursuant to

Sections 9.1 and 9.2, respectively, shall terminate and expire and shall be without any further force or effect whatsoever from and after the date eighteen
(18) months after the Closing Date unless the Person seeking indemnification shall on or prior to the end of such eighteen (18) month period serve written notice on the Party from whom indemnification hereunder is sought setting forth in reasonable detail any claims which such Party may elect to assert.

                  (b) No Party shall be required to indemnify or hold another Person harmless from, or assert a claim against the other for, any of the following:

                           1. Damages or Losses which arise from or in
connection with any Claim made by one Party against the other Party for consequential damages consisting of lost investment opportunity or business opportunity, damages of reputation, punitive damages, exemplary damages, treble damages and nominal damages unless such Damages or Losses are incurred by Purchaser, Seller or Seller Parent to an unaffiliated third party as a sole and direct result of a third party claim, asserted against Purchaser, Seller or Seller Parent, respectively. In no event will this subsection (i) limit a claim for diminution in value of a Pipeline Loan.

                           2. Losses attributable to or arising from overhead
allocations or general and administrative costs and expenses of Purchaser, Seller or any Affiliate of Purchaser or Seller.

         9.4      NOTICE AND SETTLEMENT OF CLAIMS; PAYMENT OF AMOUNTS DUE.

                  (a) Except as provided in Section 9.4(b), any amount which is required to be paid by the Indemnitor to any indemnified party, shall be paid within thirty (30) days of request therefor. For the purposes of administering the indemnification provisions of Sections 9.1 and 9.2, the following procedures shall apply from and after the Execution Date:

                           1. Each indemnified party shall notify the Indemnitor
of any Indemnification Event in writing within 30 days following the receipt of notice of the commencement of any action or proceeding or within 60 days of (A) the assertion of any claim against such indemnified party or (B) the discovery by such indemnified party of any loss or occurrence giving rise to indemnity pursuant to Section 9.1 or 9.2 (any 30 or 60 day notification requirement shall begin to run, in the case of a claim which is amended so as to give rise to an Indemnification Event, from the first day such claim is amended to include any claim which is an Indemnification Event hereunder) and shall indicate in such notification whether such indemnified party is requesting indemnification with respect to such Indemnification Event. Each indemnified party shall act in a commercially reasonable manner as if no right of indemnification existed under this Agreement with respect to an assertion of a claim or any facts giving rise to a loss for which indemnity may be sought pursuant to Section 9.1 or 9.2, provided, however, that the foregoing shall not obligate either indemnified party to commence legal proceedings. The failure to give notice as required by this Section 9.4 in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent that the Indemnitor's ability to defend against the event with respect to which indemnification is sought is materially and adversely affected by the failure of the indemnified party to give notice in a timely fashion as required by this Section 9.4.

                           2. After notification is given as aforesaid, the
Indemnitor shall be entitled (but not obligated), to assume the defense or settlement of any such action or proceeding, or to participate in any negotiations or proceedings to settle or otherwise eliminate any claim; provided, however, that in the event the Indemnitor assumes any such defense or settlement or any such negotiations, it shall pursue such defense, settlement or negotiations in good faith. If the Indemnitor fails to elect in writing within fifteen (15) Business Days of the notification referred to above to assume the defense, the indemnified party may engage counsel to defend, settle or otherwise dispose of such action or proceeding, which counsel shall be reasonably satisfactory to the Indemnitor.

                           3. In the case where the Indemnitor has assumed the
defense or settlement with respect to an Indemnification Event, the Indemnitor shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party, provided that: (A) the indemnified party (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; and (B) the Indemnitor shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of any such action, proceeding or claim without the consent or agreement of the indemnified party (which consent will not be unreasonably withheld or delayed), provided that if such consent is withheld and the proposed disposition releases the indemnified party from all damages in respect of the claim other than the damages satisfied by the Indemnitor, the Indemnitor's liability shall be limited to the amount for which the Indemnitor agreed with the claimant to settle together with costs and attorneys' fees of the Indemnitor and of the indemnified party, as is the case, to the date such settlement was rejected by the indemnified party.

                           4. Notwithstanding anything to the contrary contained
herein, if (i) an Indemnitor has abandoned control of any case, or (ii) the indemnified party has determined that its control of any case is necessary to assure that its methods of doing business or its authority, licenses, permits and approvals to conduct business and originate and purchase loans are not impaired, the indemnified party shall have the right, at the sole cost and expense of the Indemnitor, to take control of such case and may contest, pay, settle or compromise any such case in such manner as it may deem appropriate at the sole cost and expense of the Indemnitor. In addition, in any case in which the Indemnitor shall have reasonably concluded and notified the indemnified party that there is a conflict of interest between the Indemnitor and the indemnified party in the conduct of the defense of such case or that there are specific defenses available to the indemnified party which are different from or additional to those available to the Indemnitor which could be adverse to the Indemnitor, then the indemnified party shall have the right to assume and direct the defense of such case on its own behalf. In such an event, the Indemnitor shall pay the fees and disbursements of both the counsel to the Indemnitor and the indemnified party.

                           5. Except as provided in Subsection 9.4(a)(iv), in
any case where an Indemnitor shall have assumed the defense or settlement of any action, proceeding or claim and the indemnified party is entitled to continue to participate therein pursuant to the terms of this Agreement and shall have elected to continue to participate therein, it shall do so at its own expense.

                           6. In the event indemnification is requested, the
relevant Indemnitor, its representatives and agents shall have access to the premises, books and records of the indemnified party or parties seeking such indemnification to the extent reasonably necessary to assist it in defending or settling any action, proceeding or claim; provided, however, that such access shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the indemnified party or parties and shall only take place in the presence of a representative of the indemnified party or parties unless otherwise so agreed and the indemnified party shall not be required to participate in the defense of any claim to be indemnified hereunder (except as otherwise expressly set forth herein), unless such participation is otherwise required or reasonably necessary in the defense of any claim to be indemnified hereunder.

                  (b) Any amount which is required to be paid by the Indemnitor as a result of the failure of Purchaser to perform the obligations of Purchaser under Section 3.2 or Section 3.3 (if any) or the failure of Seller or Seller Parent to perform the obligations of Seller or Seller Parent under Section 3.3 (if any), shall be paid, after any such amount shall become due and payable pursuant to this Agreement, within three (3) Business Days of receipt by the Indemnitor of written request therefor from the Party seeking indemnification. Any amount which is required to be paid by the Indemnitor as a result of the failure of Purchaser to perform the obligations of Purchaser to fund the Pipeline Loans as provided herein, and in accordance with the terms and conditions of the applicable Pipeline Loan, shall be paid within five (5) Business Days of receipt by the Indemnitor of written request therefor from Seller or Seller Parent.

         9.5      RECORD RETENTION.

         From the date hereof until the expiration of the applicable statute of limitations period, each Party to this Agreement agrees to retain all documents with respect to all matters pertaining to which indemnity may be sought under this Agreement. Before disposing of or otherwise destroying any such documents, the possessor thereof shall give reasonable notice to such effect and deliver to the other Party, at such Party's expense and upon its request, a copy of any such documents. In addition, each Party to this Agreement agrees to use its reasonable efforts to cause its employees to cooperate with and assist the appropriate Indemnitor and indemnified party in connection with any claim, action or proceeding for which indemnity is sought hereunder or with respect to which an Indemnitor has elected to participate in the defense.


                                    ARTICLE X
                                    ---------

                                   TERMINATION
                                   -----------

         10.1     TERMINATION OF AGREEMENT.

         This Agreement shall terminate and be of no further force or effect as between the parties hereto, except as otherwise provided in Section 10.4, upon the occurrence of any of the following:

                  (a) Mutual consent of Seller, Seller Parent and Purchaser;

                  (b) Immediately upon the expiration of thirty (30) days from the date that Seller or Seller Parent has given notice to Purchaser of a breach or default by Purchaser in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, provided, however, that no such termination shall be effective if, within such thirty (30) day period, Purchaser shall have substantially corrected and cured to the reasonable satisfaction of Seller or Seller Parent the grounds for termination as set forth in such notice of termination or Seller or Seller Parent shall have waived such default or breach or shall have extended the time for such cure;

                  (c) Immediately upon the expiration of thirty (30) days from the date that Purchaser has given notice to Seller or Seller Parent of a breach or default by Seller or Seller Parent in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, provided, however, that no such termination shall be effective if, within such thirty (30) day period, Seller shall have substantially corrected and cured to the reasonable satisfaction of Purchaser the grounds for termination as set forth in such notice of termination or Purchaser shall have waived such default or breach or shall have extended the time for such cure;

                  (d) If the Closing has not occurred on or before the date which is 75 days after the Execution Date (i) by Seller if the reason therefor is the failure of Purchaser to have satisfied the conditions set forth in
Article VIII on its part to have been satisfied including, without limitation, Purchaser's failure to have obtained the Regulatory Approval or (ii) by Purchaser if the reason therefor is the failure of Seller or Seller Parent to have satisfied the conditions set forth in Article VII on its part to have been satisfied; or

                  (e) the occurrence of the events set forth in Sections 7.13 or
7.14 entitling Purchaser to terminate this Agreement.

         10.2     IMMATERIAL BREACH.

         Notwithstanding anything to the contrary contained herein, no Party hereto shall have the right to terminate this Agreement on account of its own breach or because of any immaterial breach by any other Party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

         10.3     WAIVER OF RIGHT TO TERMINATE.

         Any Party may, at its election, waive its right to terminate this Agreement under the foregoing provisions of this Article X.

         10.4     EFFECT OF TERMINATION.

         Except as otherwise provided in this Agreement, in the event of termination of this Agreement, each Party shall be responsible for its own expenses and neither Party shall be liable in damages to the other unless termination results from the breach or default of this Agreement by one of the Parties.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1     NOTIFICATION OF MORTGAGORS, INSURANCE COMPANIES, ETC.

         After the Regulatory Approval has been obtained but prior to the Closing and in compliance with all applicable laws and regulations, Purchaser and Seller shall jointly inform Originators, applicants, customers, mortgage brokers and other Persons having relationships with Seller of the anticipated Closing and Seller agrees to cooperate with Purchaser and to provide to Purchaser the necessary and appropriate information so as to enable Purchaser to provide the information and notices as described above. At Purchaser's option, Seller agrees to do such mailings prior to Closing on Purchaser's behalf, provided that the costs of same shall remain the liability of Purchaser.

         11.2     SUPPLEMENTARY INFORMATION.

         From time to time prior to and after the Closing Date, Seller or Seller Parent shall furnish to Purchaser, to the extent permitted by law, such information supplementary to the information contained in the documents and schedules delivered pursuant hereto as Purchaser may reasonably require or which may be necessary to enable Purchaser to conduct the Origination Business.

         11.3     ACCESS TO INFORMATION.

                  (a) Prior to the Closing Date, Seller shall permit Purchaser and its authorized representatives, accountants, independent appraisers and counsel (collectively, "Representatives") to have access during regular business hours, upon prior reasonable notice and in such manner as will not unreasonably interfere with the conduct of Seller's business, to all of Seller's properties and non-privileged books and records related to the Origination Business, and to all other non-privileged information with respect to the business affairs, financial condition, assets and liabilities of Seller related to the Origination Business, as Purchaser may from time to time reasonably request. Seller will permit Purchaser and its Representatives to make copies of such books, records, and other documents at Purchaser's expense and upon the consent of Seller, which shall not be unreasonably withheld or delayed, to discuss the business affairs, condition (financial and otherwise), and assets of Seller related to the Origination Business with such officers, employees and agents of Seller as Purchaser or its Representatives deem reasonably necessary or appropriate. Any such investigations and any information obtained by Purchaser shall not affect any representations and warranties made by Seller hereunder.

                  (b) During the period following the Closing Date, Purchaser shall permit Seller and its authorized representatives, accountants and counsel (collectively, "Seller's Representatives") to have access to and copy during regular business hours, upon prior reasonable notice and in such manner as will not unreasonably interfere with the conduct of Purchaser's business, all of Seller's books and non-privileged records transferred to Purchaser hereunder, and to all other non-privileged information with respect to the business affairs, financial condition, assets and liabilities of Seller related to the Origination Business and pertaining to the period prior to the Closing Date, as Seller may from time to time reasonably request in connection with any pending or threatened litigation against Seller, tax audit or other governmental investigation of Seller, or for any other valid business purpose not inconsistent with the provisions of this Agreement (but which purposes shall not include competitive purposes). Purchaser shall maintain such books, records and information in such manner and location as to make them reasonably accessible to Seller and Seller's Representatives for a period of at least equal to the retention period of Seller as in effect immediately prior to the Closing Date. Seller shall maintain, and shall cause Seller's Representatives and Affiliates to maintain, the confidentiality of all books and records and other information obtained from Purchaser hereunder and, after use, shall either return same or destroy same and provide written confirmation to Purchaser of such destruction.

                  (c) Purchaser and Seller shall provide each other promptly with information as to any significant developments in the performance of this Agreement or in any document or agreement delivered in connection with this Agreement and shall promptly notify the other if either discovers that any of its representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement was or were not true and correct in all material respects or becomes or became untrue or incorrect in any material respect.

         11.4     NO BROKER'S FEES.

         Each Party represents and warrants to the other that, except as disclosed in Section 4.5A or Schedule 5.5, it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder's or broker's fee arising out or in connection with the subject matter of this Agreement. Seller, Seller Parent and Purchaser shall each be solely responsible for fees and commissions payable to the broker each has retained in connection with the transaction. The Parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred by the other in investigating or defending (including reasonable attorneys' fees) any Claim based upon the other party's breach or alleged breach under this Section 11.4.

         11.5     FURTHER ASSURANCES.

         Seller, Seller Parent and Purchaser shall each, at any time and from time to time, promptly, and upon the reasonable request of the other Party or its representatives, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances, and assurances as may be required for the better vesting and confirming to Purchaser and its successors and assigns of title to the Origination Business, the Purchased Assets, or as shall be necessary to effect the transactions provided for in this Agreement. Seller shall execute such assignments of mortgage or other documents as are necessary to transfer to Purchaser any Pipeline Loan or other loan that is originated in the name of Seller after the Closing Date. Purchaser, Seller and Seller Parent shall cooperate in good faith to consummate the transactions and perform the covenants contemplated by this Agreement.



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         11.6     SURVIVAL.

         Except as limited by Section 9.3(a) of this Agreement, all warranties, representations, covenants, indemnities and other agreements of the Parties to this Agreement shall survive the Closing Date.

         11.7     GOVERNMENTAL AUTHORITIES; LAWS AND SEVERABILITY.

         The terms and provisions to this Agreement are expressly made subject to applicable Federal and State statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above, such provision shall be of no force or effect, and this Agreement shall be interpreted as though such superseded provision were not contained in this Agreement.

         11.8     FORM OF PAYMENT TO BE MADE.

         All payment to be made by a Party to another Party shall be made by wiring immediately available funds to the accounts designated by the Party receiving the payment.

         11.9     PAYMENT OF COSTS.

         Except as is otherwise specifically provided in this Agreement, whether or not the Closing takes place or whether this Agreement is terminated, each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorney's fees, investment banking fees, accounting fees and other expenses.

         11.10    NOTICES.

         All notices, demands, and other such communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or by FedEx or similar overnight courier service, fees prepaid, or by facsimile transmission (followed by telephone communication and hard copy) or otherwise actually delivered, addressed as follows:

                  (a)      If to Seller, to:

                                    Mr. Richard M. Duncan
                                    Intercounty Mortgage, Inc.
                                    c/o Resource Bancshares Mortgage Group, Inc.
                                    7909 Parklane Road
                                    Columbia, South Carolina 29223



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                           With a copy to:

                                    Jordan D. Dorchuck, Esq.
                                    Intercounty Mortgage, Inc.
                                    c/o Resource Bancshares Mortgage Group, Inc.
                                    7909 Parklane Road
                                    Columbia, South Carolina 29223

                  (b)      If to Purchaser, to:

                                    Ms. Catherine Califano
                                    Senior Vice President and Chief Financial
                                     Officer
                                    CFS Bank
                                    93-22 Jamaica Avenue
                                    Woodhaven, New York 11421

                           With a copy to:

                                    Omer S.J. Williams, Esq.
                                    Thacher Proffitt & Wood
                                    Two World Trade Center
                                    New York, New York 10048

                  (c)      If to Seller Parent, to:

                                    Mr. Richard M. Duncan
                                    Senior Executive Vice President
                                    Resource Bancshares Mortgage Group, Inc.
                                    7909 Parklane Road
                                    Columbia, South Carolina 29223

                           With a copy to:

                                    Jordan D. Dorchuck, Esq.
                                    Senior Vice President and General Counsel
                                    Resource Bancshares Mortgage Group, Inc.
                                    7909 Parklane Road
                                    Columbia, South Carolina 29223

         The persons or addresses to which deliveries shall be made may change from time to time by notice given pursuant to the provisions of this Section 11.10.



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         11.11    SUCCESSORS AND ASSIGNS.

         All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective transferees, successors, and assigns, provided, however this Agreement and all rights, privileges, duties, and obligations of the parties hereto may not be assigned or delegated by either Party hereto without the prior written consent of the other Party, which may be withheld in the sole discretion of either Party to this Agreement and provided further that in case of any such assignment or delegation, the Party assigning or delegating also shall remain responsible as a Party hereto. Notwithstanding the foregoing, however, (a) without any requirement of obtaining the consent of Seller or Seller Parent or the execution or filing of any paper or any further act on the part of any of the parties hereto, any Person into which Purchaser may be merged or consolidated, or any corporation resulting from any merger or consolidation to which Purchaser shall be a party, shall be the successor of Purchaser hereunder, and (b) without any requirement of obtaining the consent of Seller or Seller Parent, Purchaser may assign its rights and privileges and delegate its duties and obligations hereunder to a wholly owned subsidiary of Purchaser, provided that Purchaser shall remain responsible as a Party hereto and such subsidiary assumes the duties and obligations of Purchaser hereunder, and such assignee shall be the successor to Purchaser hereunder.

         11.12    THIRD-PARTY BENEFICIARIES.

         Except as specifically set forth in this Agreement, each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties hereto.

         11.13    COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         11.14    GOVERNING LAW.

         This Agreement is made and entered into in the State of New York and the laws of that State (without regard to its conflicts of law principles) shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

         11.15    ENTIRE AGREEMENT; AMENDMENTS.

         The making, execution, and delivery of this Agreement by the Parties hereto have been induced by no representations, statements, warranties, or agreements other than those herein expressed. This Agreement embodies the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof. This instrument and the agreements contained herein may be amended or modified only by an instrument of equal formality signed by the Parties or their duly authorized agents.



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         11.16    CONSENTS OF THIRD PARTIES.

         Any consent necessary in connection with the consummation of the transaction shall be in writing and in form and substance reasonably satisfactory to Purchaser. A consent shall be deemed necessary if, in the reasonable judgment of Purchaser or its counsel, rights may not be effectively transferred or the transaction otherwise consummated as provided herein without such consent.

         11.17    CONFIDENTIALITY.

                  (a) The Parties hereto agree to maintain all information regarding the negotiation and execution of this Agreement, the consummation of the Closing and all information obtained pursuant hereto in strict confidence and shall not disclose any such information, except such information as may be in the public domain, unless required by law or by the financial or other reporting standards applicable to the parties and/or their Affiliates.

                  (b) Except as otherwise specifically provided in this Agreement, prior to the Closing Date, neither Purchaser, Seller nor Seller Parent shall, except as otherwise required by law or by the financial or other reporting standards applicable to the parties and/or their Affiliates, make any public announcements or announcements to employees or customers with respect to this Agreement or the transactions contemplated hereby, without the consent of Seller, Seller Parent and Purchaser. Purchaser, Seller and Seller Parent agree that each shall keep confidential the Purchase Price and any adjustments thereto, and other terms and conditions of this Agreement, except as otherwise required by law or by the financial or other reporting standards applicable to the parties and/or their Affiliates or except to Investors and Regulatory Authorities with jurisdiction over either.

                  (c) Purchaser shall cause all materials and other information (other than information which is a matter of public knowledge or is provided in other sources readily available to the public) pertaining to Seller and Seller Parent obtained by Purchaser, its counsel or other authorized representatives in connection with the negotiation and performance of this Agreement to be held in confidence, not to be disclosed or disseminated to any Person not an employee or authorized representative of Purchaser without the prior written consent of Seller or Seller Parent (except as may be required by law or as may be necessary to obtain the Regulatory Approval), and shall cause all copies of all such materials and other information to be returned to Seller or Seller Parent or destroyed promptly upon any termination of this Agreement without the Closing having been held. Purchaser shall cause its representatives and agents to comply with the provisions of this Section 11.17. Notwithstanding anything contained herein to the contrary, the obligation of Purchaser to maintain confidentiality with respect to any matter related to the Purchased Assets, Assumed Liabilities or the Origination Business shall terminate effective as of the Closing Date.

                  (d) Seller and Seller Parent shall cause all materials and other information (other than information which is a matter of public knowledge or is provided in other sources readily available to the public) pertaining to Purchaser obtained by Seller or Seller Parent, its counsel or other authorized representatives to be held in confidence, not to be disclosed or disseminated to any Person not an employee or authorized representative of Seller or Seller Parent without the prior written consent of Purchaser (except as may be required by law), and shall cause all copies of all


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such materials and other information to be returned to Purchaser or destroyed promptly upon any termination of this Agreement without the Closing having been held or upon the Closing occurring. Seller and Seller Parent shall cause its representatives and agents to comply with the provisions of this Section 11.17.

         11.18    PRESS RELEASES.

         No press release will be issued relating to the transactions contemplated by this Agreement without prior approval of the Parties hereto. However, any Party or Purchaser Parent may issue at any time any press release it believes, on the advice of its counsel, it is obligated to issue to avoid liability under any law relating to disclosures, but the party issuing such a press release shall make every reasonable effort to give the other party prior notice and an opportunity to participate in such release and any press release shall conform to the confidentiality provisions of Section 11.17.

         11.19    EXHIBITS AND SCHEDULES AND HEADINGS.

         All Exhibits and Schedules referred to herein or attached hereto shall constitute a part of this Agreement. Section, paragraph and subparagraph headings and the table of contents preceding this Agreement are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

         11.20    QUALIFICATIONS TO REPRESENTATIONS.

                  (a) In no event shall an action or inaction of Seller, Seller Parent or Purchaser be conclusively deemed to constitute bad faith, misconduct, misrepresentation or fraud by Seller, Seller Parent or Purchaser, as the case may be, solely as a result of Seller, Seller Parent or Purchaser, as the case may be, having breached any of its representations and warranties.

                  (b) The term "to the best of Seller's knowledge," whenever used in Article IV hereof, shall mean (i) the actual knowledge of any of those Persons listed on Schedule 11.20(b) attached hereto, or (ii) that knowledge that any such Person listed in Schedule 11.20(b) attached hereto should have obtained upon reasonable examination of the applicable books, records and accounts of Seller or upon any other inquiry or examination appropriate under the circumstances.

                  (c) The term "to the best of Seller Parent's knowledge," whenever used in Article IVA hereof, shall mean (i) the actual knowledge of any of those Persons listed on Schedule 11.20(c) attached hereto, or (ii) that knowledge that any such Person listed in Schedule 11.20(c) attached hereto should have obtained upon reasonable examination of the applicable books, records and accounts of Seller Parent or upon any other inquiry or examination appropriate under the circumstances.

                  (d) The knowledge of Purchaser whenever referred to in Article V hereof, shall mean (i) the actual knowledge of any of those Persons listed on
Schedule 11.20(d) attached hereto, or (ii) that knowledge that any such Person listed in Schedule 11.20(d) attached hereto should have


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obtained upon reasonable examination of the applicable books, records and accounts of Purchaser or upon any inquiry or examination appropriate under the circumstances.

         11.21    MATERIAL ADVERSE CHANGE.

         For the purpose of this Agreement, a material adverse change (material adverse effect in the case of Sections 4.27 and 4.8A) shall not be deemed to include (i) except in the case of Section 4.5(a)(ii), a material adverse change (material adverse effect in the case of Sections 4.27 and 4.8A) arising from or caused by general economic or industry trends or developments.


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         IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its name by one of its authorized officers, all as of the date first above written.


                                         CFS BANK
                                         Purchaser

                                         By:   /s/ Catherine Califano
                                               ---------------------------------
                                               Name:     Catherine Califano
                                               Title:    Senior Vice President

                                         INTERCOUNTY MORTGAGE, INC.
                                         Seller

                                         By:   /s/ Richard M. Duncan
                                               ---------------------------------
                                               Name:    Richard M. Duncan
                                               Title:   Secretary and Treasurer

                                         RESOURCE BANCSHARES
                                         MORTGAGE GROUP, INC.
                                         Seller Parent

                                         By:   /s/ Richard M. Duncan
                                               ---------------------------------
                                               Name:    Richard M. Duncan
                                               Title:   Senior Executive Vice
                                                        President




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